Exhibit 99.1

Supplemental Package
For the Quarter Ended June 30, 2017

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
Second Quarter 2017
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2016 and other factors that might cause differences, some of which could be material, include, but are not limited to, our ability to carry out future transactions and strategic investments, as well as the acquisition related costs, unanticipated difficulties realizing expected benefits expected when entering into a transaction, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, our ability to identify and transact on chosen strategic alternatives for a portion of our retail portfolio, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interests of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws and international trade agreements, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, shareholder activism efforts, conflicts of interest, risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the operation, development, management and acquisition of office, apartment and retail real estate and land throughout the United States. We have approximately $8.2 billion of consolidated assets in 20 states and the District of Columbia at June 30, 2017. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
Segments
Real Estate Operations represents the performance of our core rental real estate portfolio and is comprised of the following reportable operating segments:

•	Office - owns, acquires and operates office and life science buildings.

•	Apartments - owns, acquires and operates upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing.

•	Retail - owns, acquires and operates amenity retail within our mixed-use projects, regional malls and specialty/urban retail centers .
The remaining reportable operating segments consist of the following:

•
Development - develops and constructs office and life science buildings, apartments, condominiums, amenity retail, regional malls, specialty/urban retail centers and mixed-use projects. The Development segment includes recently opened operating properties prior to stabilization and the horizontal development and sale of land to residential, commercial and industrial customers primarily at our Stapleton project in Denver, Colorado.

•	Corporate - provides executive oversight to the company and various support services for Operations, Development and Corporate employees.

•
Other - owned and operated several non-core investments, including the Barclays Center, a sports and entertainment arena located in Brooklyn, New York (“Arena”) (sold in January 2016), our equity method investment in the Brooklyn Nets (the “Nets”) (sold in January 2016), and military housing operations (sold in February 2016).

Segment Transfers
The Development segment includes projects in development and projects under construction along with recently opened operating properties prior to stabilization. Projects will be reported in their applicable operating segment (Office, Apartments or Retail) beginning on January 1 of the year following stabilization. Therefore, the Development segment will continue to report results from recently opened properties until the year-end following initial stabilization. We generally define stabilized properties as achieving 92% or greater occupancy or having been open and operating for one or two years, depending on the size of the project. Once a stabilized property is transferred to the applicable Operations segment on January 1, it will be considered “comparable” beginning on the following January 1.

Segment Reclassifications
We recently completed an internal reorganization and began presenting new reportable operating segments during the three months ended September 30, 2016. The prior period has been recast to conform to the current period presentation.
Concurrent with our internal reorganization, certain functions previously performed within our old business unit structure were centralized into our corporate segment. We analyzed the allocation methodology of these new corporate functions and our historic corporate functions and how it relates to support services provided to our new segments within our new organizational structure. As a result of this analysis, certain expenses previously recorded in the old business units and reported on the property operating and management expenses financial statement line item are recorded in the corporate segment and included in the corporate general and administrative expense financial statement line item. To conform to the current year presentation, $800,000 and $2,260,000 have been reclassed from property operating and management expenses to corporate general and administrative expenses for the three and six months ended June 30, 2016, respectively.
Company Operations
We believe that we are organized in a manner enabling us to qualify, and intend to operate in a manner allowing us to continue to qualify, as a REIT for federal income tax purposes. As such, we intend to elect REIT status for our taxable year ended December 31, 2016, upon filing the 2016 Form 1120-REIT with the Internal Revenue Service on or before October 15, 2017.
We hold substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of June 30, 2017, we directly or indirectly own all of the limited partnership interests in the Operating Partnership.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The primary businesses held in TRSs include 461 Dean Street, an apartment building in Brooklyn, New York, South Bay Galleria and Antelope Valley Mall, regional malls in Redondo Beach, California and Palmdale, California, respectively, Pacific Park Brooklyn project, land development operations, Barclays Center arena (sold in January 2016), the Nets (sold in January 2016) and military housing operations (sold in February 2016). In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended June 30, 2017. This supplemental package contains consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). We also present certain financial information at total company ownership because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe financial information and other operating metrics at total company ownership including net asset value (“NAV”) components, net operating income (“NOI”), comparable NOI, comparable NOI margins, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures or information shown at total company ownership are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

This supplemental package also contains financial information of entities consolidated under GAAP (“Fully Consolidated Entities”), financial information on our partners’ share of entities consolidated under GAAP (“Noncontrolling Interest”) and financial information on our share of entities accounted for using the equity method of accounting (“Company Share of Unconsolidated Entities”). We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our total company ownership of all of our real estate investments, whether or not we “control” the investment under GAAP.

Financial information related to Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is included in the Appendix section of this supplemental package.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, comparable NOI margins, NOI by product type and core market, reconciliation of earnings (loss) before income taxes to NOI, reconciliation of net earnings to FFO, reconciliation of FFO to Operating FFO, reconciliation of NOI to Operating FFO, reconciliation of net earnings to EBITDA, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in the three and six months ended June 30, 2017 and 2016. We believe occupancy data, retail sales data, leasing spreads on office and retail properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Consolidation Method
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%.

Net Asset Value Components
We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities the Company is entitled to.

The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business.

FFO
FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its competitors and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our company share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as the starting point in order to calculate Adjusted EBITDA as described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items, including organizational transformation and termination benefits; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI, a non-GAAP measure, as a metric to evaluate the performance of our office, apartment and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead, net of service fee revenues, are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented. We believe comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, to NOI, a reconciliation of NOI to earnings (loss) before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Comparable NOI margin information is an operating statistic derived from comparable NOI as a percentage of revenues associated with comparable NOI. We believe comparable NOI margins are useful in evaluating revenue enhancements and expense management on our comparable properties while also assessing the execution of our business strategies.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2016, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Executive Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	June 30, 2017	December 31, 2016
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$3,520,419	$3,603,480
Apartments	2,607,336	2,586,720
Retail	290,583	288,582
Total Operations	6,418,338	6,478,782
Recently-Opened Properties/Redevelopment	832,246	622,939
Corporate	10,990	10,626
Total completed rental properties	7,261,574	7,112,347
Projects under construction
Office	133,823	110,526
Apartments	297,055	399,332
Retail	9,103	6,457
Total projects under construction	439,981	516,315
Projects under development
Operating properties	1,485	1,637
Office	109,040	103,598
Apartments	98,125	113,430
Retail	—	—
Total projects under development	208,650	218,665
Total projects under construction and development	648,631	734,980
Land inventory	73,555	68,238
Total Real Estate	7,983,760	7,915,565
Less accumulated depreciation	(1,506,397)	(1,442,006)
Real Estate, net	6,477,363	6,473,559
Cash and equivalents	172,339	174,619
Restricted cash	143,237	149,300
Accounts receivable, net	210,215	208,563
Notes receivable	418,230	383,163
Investments in and advances to unconsolidated entities	543,167	564,779
Lease procurement costs, net	62,627	66,065
Prepaid expenses and other deferred costs, net	76,036	73,987
Intangible assets, net	118,095	134,562
Total Assets	$8,221,309	$8,228,597

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	June 30, 2017	December 31, 2016
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$1,092,909	$1,152,425
Apartments	1,401,624	1,396,088
Retail	139,124	141,160
Total Operations	2,633,657	2,689,673
Recently-Opened Properties/Redevelopment	353,690	292,083
Total completed rental properties	2,987,347	2,981,756
Projects under construction
Office	57,379	37,660
Apartments	82,938	69,996
Retail	—	—
Total projects under construction	140,317	107,656
Projects under development
Operating properties	—	—
Office	—	—
Apartments	30,616	31,421
Retail	—	—
Total projects under development	30,616	31,421
Total projects under construction and development	170,933	139,077
Land inventory	—	—
Nonrecourse mortgage debt and notes payable, net	3,158,280	3,120,833
Revolving credit facility	—	—
Term loan, net	333,468	333,268
Convertible senior debt, net	112,410	112,181
Construction payables	105,354	137,738
Operating accounts payable and accrued expenses	531,730	562,784
Accrued derivative liability	19,721	26,202
Total Accounts payable, accrued expenses and other liabilities	656,805	726,724
Cash distributions and losses in excess of investments in unconsolidated entities	123,807	150,592
Total Liabilities	4,384,770	4,443,598
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	3,368,054	3,298,248
Accumulated other comprehensive loss	(11,867)	(14,410)
Total Stockholders’ Equity	3,356,187	3,283,838
Noncontrolling interest	480,352	501,161
Total Equity	3,836,539	3,784,999
Total Liabilities and Equity	$8,221,309	$8,228,597

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statements of Operations – (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Revenues
Rental	$165,964	$162,546	$328,413	$325,729
Tenant recoveries	28,132	28,644	54,064	60,234
Service and management fees	11,363	12,511	21,490	21,193
Parking and other	13,221	14,041	24,959	29,398
Arena	—	—	—	—
Land sales	17,762	8,221	23,522	12,154
Subsidized Senior Housing	—	—	—	—
Military Housing	—	—	—	3,518
Total revenues	236,442	225,963	452,448	452,226
Expenses
Property operating and management	78,158	81,435	156,951	171,355
Real estate taxes	21,357	21,600	42,557	46,066
Ground rent	3,766	3,447	7,654	7,086
Arena operating	—	—	—	—
Cost of land sales	7,694	1,702	9,695	2,042
Subsidized Senior Housing operating	—	—	—	—
Military Housing operating	—	—	—	2,730
Corporate general and administrative	14,018	16,750	29,601	33,862
Organizational transformation and termination benefits	6,863	5,681	11,388	14,401
	131,856	130,615	257,846	277,542
Depreciation and amortization	65,747	62,418	129,302	125,629
Write-offs of abandoned development projects and demolition costs	1,596	—	1,596	—
Impairment of real estate	—	2,100	—	14,564
Total expenses	199,199	195,133	388,744	417,735
Operating Income	37,243	30,830	63,704	34,491
Interest and other income	9,896	11,031	20,168	20,685
Net gain on disposition of interest in unconsolidated entities	—	—	—	—
Interest expense	(28,901)	(32,435)	(56,876)	(67,070)
Amortization of mortgage procurement costs	(1,507)	(1,416)	(2,729)	(3,081)
Loss on extinguishment of debt	—	—	(2,843)	(29,084)
Earnings (loss) before income taxes and earnings from unconsolidated entities	16,731	8,010	21,424	(44,059)
Equity in earnings	6,261	8,551	15,539	19,087
Net gain on disposition of interest in unconsolidated entities	35,253	12,613	52,954	12,613
	41,514	21,164	68,493	31,700
Earnings (loss) before income taxes	58,245	29,174	89,917	(12,359)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	4,462	327	4,513	1,249
Deferred	—	(135)	—	393
	4,462	192	4,513	1,642
Earnings (loss) before gain on disposal of real estate	53,783	28,982	85,404	(14,001)
Net gain (loss) on disposition of interest in development project	—	—	(113)	136,117
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	4,526	(623)	13,829	89,018
Earnings from continuing operations	58,309	28,359	99,120	211,134
Discontinued operations, net of tax
Operating loss from rental properties	—	—	—	(1,126)
Gain on disposition of disposal group	—	—	—	64,553
Equity in earnings (loss)	—	—	—	(822)
	—	—	—	62,605
Net earnings	58,309	28,359	99,120	273,739
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,556)	(1,760)	(1,450)	(3,881)
Loss from discontinued operations attributable to noncontrolling interests	—	—	—	776
	(1,556)	(1,760)	(1,450)	(3,105)
Net earnings attributable to Forest City Realty Trust, Inc.	$56,753	$26,599	$97,670	$270,634

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Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2017

Completed Rental Properties - Operations
	Q2 2017		Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions)	NOI (1)		Adjustments (2)	NOI	Stabilized NOI (3)	Debt, net (4)
Operations	A		B	=A+B
Office Real Estate
Life Science
Cambridge	$21.9		$(1.7)	$20.2	$80.8	$(505.1)
Other Life Science	3.7		(0.1)	3.6	14.4	(101.4)
New York
Manhattan	14.6		(0.7)	13.9	55.6	—
Brooklyn	24.7		—	24.7	98.8	(408.0)
Other Office	7.2	—	—	7.2	28.8	(217.1)
Subtotal Office	$72.1		$(2.5)	$69.6	$278.4	$(1,231.6)
Apartment Real Estate
Apartments, Core Markets	$35.7	—	$—	$35.7	$142.8	$(1,376.1)
Apartments, Non-Core Markets	11.9		—	11.9	47.6	(327.9)
Subtotal Apartment Product Type	$47.6		$—	$47.6	$190.4	$(1,704.0)
Federally Assisted Housing (5)	4.0		(2.3)	1.7	6.8	(67.3)
Subtotal Apartments	$51.6		$(2.3)	$49.3	$197.2	$(1,771.3)
Retail Real Estate
Regional Malls	$26.3		$(2.1)	$24.2	$96.8	$(930.5)
Specialty Retail Centers	12.7	—	0.1	12.8	51.2	(472.2)
Subtotal Retail	$39.0		$(2.0)	$37.0	$148.0	$(1,402.7)
Subtotal	$162.7		$(6.8)	$155.9	$623.6	$(4,405.6)
Straight-line rent adjustments	3.8		—	3.8	15.2	—
Other Operations	(1.5)		—	(1.5)	(6.0)	—
Total Operations	$165.0		$(6.8)	$158.2	$632.8	$(4,405.6)

Development
Recently-Opened Properties/Redevelopment	$0.7		$5.7	$6.4	$25.6	$(129.8)
Straight-line rent adjustments	0.1		—	0.1	0.4	—
Other Development	(7.1)	—	—	(7.1)	(28.4)	—
Total Development	$(6.3)		$5.7	$(0.6)	$(2.4)	$(129.8)
					Book Value (4)
Projects under construction (6)					$519.8	$(211.7)
Projects under development					$283.5	$(187.4)
Land inventory:
Stapleton					$49.6	$—
Commercial Outlots					$19.7	$—
Other Tangible Assets
Cash and equivalents					$223.1
Restricted cash					$227.0
Accounts receivable, net (7)					$257.1
Notes receivable					$446.2
Net investments and advances to unconsolidated entities					$41.7
Prepaid expenses and other deferred costs, net					$87.9
Recourse Debt and Other Liabilities
Revolving credit facility					$—
Term loan, net					$(333.5)
Convertible senior debt, net					$(112.4)
Less: convertible debt					$112.4
Construction payables					$(110.1)
Operating accounts payable and accrued expenses (8)					$(657.9)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended June 30, 2017					268.8

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2017 (continued)

(1)	Q2 2017 Earnings Before Income Taxes is reconciled to NOI for the three months ended June 30, 2017 in the Supplemental Operating Information section of this supplemental package.

(2)	The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q2 2017 NOI as follows:

a)	We have removed Q2 2017 lease termination income from our Cambridge Life Science and Manhattan office portfolios.

b)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q2 2017 NOI to arrive at our estimate of stabilized NOI. Our estimate of stabilized NOI is based on the 2016 annual NOI of $6.8 million, which excludes NOI related to 22 properties in this portfolio sold during the six months ended June 30, 2017.

c)	Partial period NOI for recently sold properties has been removed in the Operations Segments.

d)	Due to the planned transfer of Boulevard Mall (Regional Malls) to the lender in a deed-in-lieu transaction during 2017, we have removed NOI and nonrecourse debt, net, related to this property.

e)
For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Company Share	Lease Commitment % as of
Property			July 23, 2017
	(in millions)
Office:
1812 Ashland Ave (Life Science)	$61.2	$61.2	75%
Total Office	$61.2	$61.2
Apartments:
535 Carlton (Core Market)	$168.1	$41.7	36%
Eliot on 4th (Core Market)	$143.7	$44.2	39%
NorthxNorthwest (Core Market)	$115.0	$33.5	24%
461 Dean Street (Core Market)	$195.6	$195.6	77%
The Bixby (Core Market)	$59.2	$11.8	99%
Blossom Plaza (Core Market)	$100.6	$29.9	95%
The Yards - Arris (Core Market)	$143.2	$42.9	94%
Total Apartments	$925.4	$399.6
Grand Total	$986.6	$460.8
NOI attributable to Kapolei Lofts, an apartment community on land in which we lease, is not included in NOI from lease-up properties. We consolidate the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for company-share purposes.  In accordance with the waterfall provisions of the distribution Agreement, we expect to share in the net proceeds upon a sale of the project, which is not currently reflected on the NAV component schedule.

f)
Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q2 2017 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Company ownership annualized stabilized NOI is calculated by taking the Q2 2017 stabilized NOI times a multiple of four.

(4)
Amounts represent the company’s share of each respective balance sheet line item as of June 30, 2017 and may be calculated using the financial information contained in the Appendix of this supplemental package. Due to the planned transfer of Boulevard Mall to the lender, we have removed nonrecourse debt, net, of $91.1 million related to this property.

(5)
Represents the remaining 25 federally assisted housing apartment communities. We recently signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. As of June 30, 2017, 22 properties have closed, representing $53.5 million in net proceeds.

(6)
We have removed $23.0 million of assets from projects under construction, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter. NOI for this is stabilized under Recently-Opened Properties/Redevelopment.

(7)	Includes $149.9 million of straight-line rent receivable (net of $9.1 million of allowance for doubtful accounts).

(8)	Includes $62.2 million of straight-line rent payable.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q1 2017 vs. Q2 2017
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings and sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments

	Q1 2017	Property	Property	Portfolio	Q2 2017
(Dollars in millions)	Stabilized NOI	Openings	Sales	NOI Changes	Stabilized NOI
Operations
Office Real Estate
Life Science
Cambridge	$20.1	$—	$—	$0.1	$20.2
Other Life Science	3.6	—	—	—	3.6
New York
Manhattan	14.1	—	—	(0.2)	13.9
Brooklyn	23.4	—	—	1.3	24.7
Other Office	7.0	—	—	0.2	7.2
Subtotal Office	$68.2	$—	$—	$1.4	$69.6
Apartment Real Estate
Apartments, Core Markets	$34.4	$—	$—	$1.3	$35.7
Apartments, Non-Core Markets	11.0	—	—	0.9	11.9
Subtotal Apartment Product Type	$45.4	$—	$—	$2.2	$47.6
Federally Assisted Housing (5)	3.9	—	(2.2)	—	1.7
Subtotal Apartments	$49.3	$—	$(2.2)	$2.2	$49.3
Retail Real Estate
Regional Malls	$25.7	$—	$—	$(1.5)	$24.2
Specialty Retail Centers	12.3	—	0.1	0.4	12.8
Subtotal Retail	$38.0	$—	$0.1	$(1.1)	$37.0
Subtotal	$155.5	$—	$(2.1)	$2.5	$155.9
Straight-line rent adjustments	2.8	—	—	1.0	3.8
Other Operations	(0.4)	—	—	(1.1)	(1.5)
Total Operations	$157.9	$—	$(2.1)	$2.4	$158.2

Development Pipeline
Development
Recently-Opened Properties/Redevelopment	$6.3	$—	$—	$0.1	$6.4
Straight-line rent adjustments	0.1	—	—	—	0.1
Other Development	(6.9)	—	—	(0.2)	(7.1)
Total Development	$(0.5)	$—	$—	$(0.1)	$(0.6)
Grand Total	$157.4	$—	$(2.1)	$2.3	$157.6

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Office and retail segment occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of June 30,
Office	2017	2016
Comparable	97.0%	97.8%
Total	94.5%	95.4%
Retail
Comparable	93.5%	94.2%
Total	93.4%	94.3%
Apartment segment occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Apartment occupancy data excludes limited-distribution subsidized senior housing units.

	Economic Occupancy
	Six Months Ended June 30,
Apartments	2017	2016
Comparable	94.1%	94.5%
Total	94.1%	94.5%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

(2)
The increase for the rolling 12-months ended March 31, 2017 over the prior periods is primarily due to the exclusion of sales data at Boulevard Mall, which is planned to transfer to the lender in a deed-in-lieu transaction during 2017. With the comparable exclusion of Boulevard Mall sales data, sales per square foot for the rolling 12-months ended June 30, 2016, September 30, 2016 and December 31, 2016 would have been $566, $561 and $567, respectively.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q3 2016	9	79,348	$28.02	$26.52	5.7%	5	8,227	$22.71	87,575
Q4 2016	12	88,740	$20.36	$21.46	(5.1)%	3	3,549	$25.27	92,289
Q1 2017	15	148,260	$62.17	$51.85	19.9%	5	13,128	$25.04	161,388
Q2 2017	20	290,759	$64.60	$57.69	12.0%	5	27,326	$42.07	318,085
Total	56	607,107	$52.76	$46.89	12.5%	18	52,230	$33.60	659,337

Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot (“SF”) on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2016	26	79,205	$63.15	$56.31	12.1%
Q4 2016	14	53,130	$153.75	$137.47	11.8%
Q1 2017	12	36,475	$140.81	$110.97	26.9%
Q2 2017	22	70,685	$69.77	$58.09	20.1%
Total	74	239,495	$97.03	$83.16	16.7%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2016	2	5,131	$82.06	$78.17	5.0%
Q4 2016	—	—	$—	$—	0.0%
Q1 2017	—	—	$—	$—	0.0%
Q2 2017	1	7,463	$45.00	$58.52	(23.1)%
Total	3	12,594	$60.10	$66.53	(9.7)%

(1)
Office and Retail contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Three Months Ended June 30,			Three Months Ended June 30,
Communities (1)	at Company % (3)	2017	2016	% Change	2017	2016	% Change
Core Markets	8,812	$2,021	$1,999	1.1%	95.0%	95.3%	(0.3)%
Non-Core Markets	7,954	$999	$979	2.0%	93.5%	93.4%	0.1%
Total Comparable Apartments	16,766	$1,536	$1,514	1.5%	94.6%	94.7%	(0.1)%

Year-to-Date Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Six Months Ended June 30,			Six Months Ended June 30,
Communities (1)	at Company % (3)	2017	2016	% Change	2017	2016	% Change
Core Markets	8,812	$2,015	$1,992	1.2%	94.7%	95.2%	(0.5)%
Non-Core Markets	7,954	$997	$976	2.2%	92.6%	92.7%	(0.1)%
Total Comparable Apartments	16,766	$1,531	$1,509	1.5%	94.1%	94.5%	(0.4)%

Sequential Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	June 30,	March 31,		June 30,	March 31,
Communities (1)	at Company % (3)	2017	2017	% Change	2017	2017	% Change
Core Markets	8,812	$2,021	$2,008	0.6%	95.0%	94.4%	0.6%
Non-Core Markets	7,954	$999	$994	0.5%	93.5%	91.7%	1.8%
Total Comparable Apartments	16,766	$1,536	$1,526	0.7%	94.6%	93.6%	1.0%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2017, 15.1% of leasable units in core markets and 4.9% of leasable units in non-core markets were affordable housing units. Excludes limited-distribution federally assisted housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units represent our share of comparable leasable units at the apartment community.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI

	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
Office	1.4%	0.5%
Apartments	2.3%	1.1%
Retail	(1.0)%	(1.2)%
Total	1.1%	0.3%
The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends
	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Office	1.4%	(1.4)%	(0.4)%	(0.4)%	6.4%
Apartments	2.3%	(0.3)%	1.1%	1.8%	3.0%
Retail	(1.0)%	(1.2)%	(2.9)%	1.6%	2.7%
Total	1.1%	(1.0)%	(0.7)%	0.8%	4.3%

Annual Historical Trends
	Years Ended			11 Months Ended
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Office	3.6%	4.9%	6.6%	(6.4)%
Apartments	3.3%	4.7%	4.3%	4.7%
Retail	2.6%	5.1%	2.6%	3.6%
Total	3.2%	4.9%	4.8%	(0.2)%
The table below provides comparable NOI margins for our Operations segments. Properties included in prior periods may differ from the current year since properties qualifying as comparable change from period to period.

Year-to-Date and Annual Historical Trends - Margins on Comparable NOI
	Six Months Ended	Years Ended
	June 30, 2017	December 31, 2016	December 31, 2015	December 31, 2014
Office Segment
Life Science	68.5%	60.1%	58.7%	58.5%
New York
Manhattan	74.1%	73.5%	72.1%	73.2%
Brooklyn	53.1%	53.0%	51.4%	50.5%
Other Office	58.8%	55.6%	53.8%	53.4%
Total Office Segment	61.8%	59.0%	57.3%	57.1%
Apartment Segment
Core Markets	62.2%	61.6%	60.8%	60.7%
Non-Core Markets	50.0%	48.9%	46.3%	47.0%
Total Apartment Segment	58.6%	57.8%	56.7%	56.7%
Retail Segment
Regional Malls	59.4%	60.2%	58.5%	61.1%
Specialty Retail Centers	62.1%	58.7%	48.7%	47.8%
Total Retail Segment	60.3%	59.7%	55.0%	55.6%
Total	60.4%	58.9%	56.4%	56.6%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI (Non-GAAP) Detail (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Office Segment
Comparable NOI	66,089	65,175	1.4%	130,903	130,226	0.5%
Non-Comparable NOI	6,043	5,015		11,175	9,903
Office Product Type NOI	72,132	70,190		142,078	140,129
Other NOI (1)	3,222	2,392		6,676	1,871
Total Office Segment	75,354	72,582		148,754	142,000
Apartment Segment
Comparable NOI	47,485	46,425	2.3%	92,853	91,867	1.1%
Non-Comparable NOI	87	(183)		123	(1,311)
Apartment Product Type NOI	47,572	46,242		92,976	90,556
Federally Assisted Housing	3,996	4,791		8,281	10,339
Other NOI (1)	(1,165)	877		(1,897)	(3,324)
Total Apartment Segment	50,403	51,910		99,360	97,571
Retail Segment
Comparable NOI	36,577	36,930	(1.0)%	74,347	75,237	(1.2)%
Non-Comparable NOI	2,354	3,449		3,947	7,587
Retail Product Type NOI	38,931	40,379		78,294	82,824
Other NOI (1)	267	1,054		(71)	2,064
Total Retail Segment	39,198	41,433		78,223	84,888
Operations
Comparable NOI	150,151	148,530	1.1%	298,103	297,330	0.3%
Non-Comparable NOI (2)	8,484	8,281		15,245	16,179
Product Type NOI	158,635	156,811		313,348	313,509
Federally Assisted Housing	3,996	4,791		8,281	10,339
Other NOI (1):
Straight-line rent adjustments	3,845	3,131		6,643	4,979
Other Operations	(1,521)	1,192		(1,935)	(4,368)
	2,324	4,323		4,708	611
Total Operations	164,955	165,925		326,337	324,459
Development Segment
Recently-Opened Properties/Redevelopment	744	625		(508)	1,254
Other Development (3)	(6,982)	(8,302)		(13,859)	(19,605)
Total Development Segment	(6,238)	(7,677)		(14,367)	(18,351)
Other Segment	—	—		—	2,502
Grand Total	$158,717	$158,248		$311,970	$308,610

(1)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(2)
Non-comparable NOI includes lease termination income of $3,461 and $5,601 for the three and six months ended June 30, 2017, compared with $379 and $713 for the three and six months ended June 30, 2016.

(3)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Corporate General and Administrative and Other NOI (in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Corporate General and Administrative	$(14,018)	$(16,750)	$2,732	$(29,601)	$(33,862)	$4,261
Other Operations NOI	(1,521)	1,192	(2,713)	(1,935)	(4,368)	2,433
Other Development NOI	(6,982)	(8,302)	1,320	(13,859)	(19,605)	5,746
Total	$(22,521)	$(23,860)	$1,339	$(45,395)	$(57,835)	$12,440

Year-to-Date and Annual Historical Trends
GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

	Six Months Ended	Years Ended
	June 30, 2017	December 31, 2016 (1)	December 31, 2015
	(in thousands)	(in thousands)
Corporate General and Administrative	$(29,601)	$(62,683)	$(51,974)
Other Operations NOI	(1,935)	(629)	(18,051)
Other Development NOI	(13,859)	(28,676)	(41,499)
Total	$(45,395)	$(91,988)	$(111,524)

(1)
Includes development fee income of $6,500, primarily due to the achievement of certain milestones on the redevelopment project at Ballston Quarter. Exclusive of these development fees, total Corporate General and Administrative and Other NOI would have been $98,488 for the year ended December 31, 2016.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI Margin Bridges
To further explain our comparable NOI margins, we have included the following supplemental information relative to our Office and Apartment segment results for the six months ended June 30, 2017, which provides an additional operating metric which can be used to evaluate our NOI margins.

Office Segment

* Due to the size and nature of this expense, we have made an adjustment to remove ground rent expense on our comparable office properties.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI Margin Bridges (continued)

Apartment Segment

* The follow adjustments have been made exclude:

(1)	Comparable property-level service and management fee expense.

(2)	Operating expense allocations from the Corporate segment.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Corporate General and Administrative Expenses
The following bridge illustrates Corporate Segment general and administrative expenses as a percentage of total revenues at the company’s share for the six months ended June 30, 2017.

*
Adjustments include Apartment segment service and management fees of $5.4 million and corporate allocations of $1.6 million, respectively, which were removed from the Apartment segment comparable NOI margin bridges shown previously in this supplemental package. Additionally, $8.6 million of remaining unallocated Apartment segment service and management company expense (reflected in Apartment segment “other NOI” in the NOI Detail section of this supplemental package) is included in these adjustments.

**	Expected range with margin enhancements is 5.75% - 6.50% by year-end 2018.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI by Product Type
(dollars in thousands)

Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

NOI by Product Type in Operations	$321,629	NOI by Product Type in Operations	$323,848
Other NOI (2):		Other NOI (2):
Straight-line rent adjustments	6,643	Straight-line rent adjustments	4,979
Other Operations	(1,935)	Other Operations	(4,368)
	4,708		611
Recently-Opened Properties/Redevelopment	(508)	Recently-Opened Properties/Redevelopment	1,254
Development Segment (3)	(13,859)	Development Segment (3)	(19,605)
Other Segment	—	Other Segment	2,502
Grand Total NOI	$311,970	Grand Total NOI	$308,610

(1)	Includes limited-distribution federally assisted housing.

(2)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(3)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI by Core Market
(dollars in thousands)

Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

NOI by Market in Operations	$321,629	NOI by Market in Operations	$323,848
Other NOI (3):		Other NOI (3):
Straight-line rent adjustments	6,643	Straight-line rent adjustments	4,979
Other Operations	(1,935)	Other Operations	(4,368)
	4,708		611
Recently-Opened Properties/Redevelopment	(508)	Recently-Opened Properties/Redevelopment	1,254
Development Segment (4)	(13,859)	Development Segment (4)	(19,605)
Other Segment	—	Other Segment	2,502
Grand Total NOI	$311,970	Grand Total NOI	$308,610

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(4)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Earnings (loss) before income taxes (GAAP)	$58,245	$29,174	$89,917	$(12,359)
Earnings from unconsolidated entities	(41,514)	(21,164)	(68,493)	(31,700)
Earnings (loss) before income taxes and earnings from unconsolidated entities	16,731	8,010	21,424	(44,059)
Land sales	(17,762)	(8,221)	(23,522)	(12,154)
Cost of land sales	7,694	1,702	9,695	2,042
Other land development revenues	(1,862)	(2,228)	(2,967)	(4,144)
Other land development expenses	2,034	2,397	4,598	4,745
Corporate general and administrative expenses	14,018	16,750	29,601	33,862
Organizational transformation and termination benefits	6,863	5,681	11,388	14,401
Depreciation and amortization	65,747	62,418	129,302	125,629
Write-offs of abandoned development projects and demolition costs	1,596	—	1,596	—
Impairment of real estate	—	2,100	—	14,564
Interest and other income	(9,896)	(11,031)	(20,168)	(20,685)
Interest expense	28,901	32,435	56,876	67,070
Amortization of mortgage procurement costs	1,507	1,416	2,729	3,081
Loss on extinguishment of debt	—	—	2,843	29,084
NOI related to unconsolidated entities (1)	53,629	56,253	108,729	111,498
NOI related to noncontrolling interest (2)	(10,483)	(9,434)	(20,154)	(17,522)
NOI related to discontinued operations (3)	—	—	—	1,198
Net Operating Income (Non-GAAP)	$158,717	$158,248	$311,970	$308,610

(1) NOI related to unconsolidated entities:
Equity in earnings (GAAP)	$6,261	$8,551	$15,539	$19,087
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(443)	(1,730)	(1,579)	(2,671)
Interest and other income	(451)	(390)	(1,976)	(755)
Write offs of abandoned development projects and demolition costs	396	—	747	—
Depreciation and amortization	23,938	23,469	47,027	45,143
Interest expense and extinguishment of debt	23,928	26,353	48,971	50,694
NOI related to unconsolidated entities	$53,629	$56,253	$108,729	$111,498

(2) NOI related to noncontrolling interest:
Earnings from continuing operations attributable to noncontrolling interests (GAAP)	$(1,556)	$(1,760)	$(1,450)	$(3,881)
Exclude non-NOI activity from noncontrolling interests:
Land and non-rental activity, net	1,132	713	1,378	1,062
Interest and other income	448	392	972	769
Depreciation and amortization	(7,194)	(5,730)	(14,177)	(10,249)
Interest expense and extinguishment of debt	(3,970)	(3,049)	(7,534)	(5,038)
Gain (loss) on disposition of full or partial interests in rental properties and interest in unconsolidated entities	657	—	657	(185)
NOI related to noncontrolling interest	$(10,483)	$(9,434)	$(20,154)	$(17,522)

(3) NOI related to discontinued operations:
Operating loss from discontinued operations, net of tax (GAAP)	$—	$—	$—	$(1,126)
Less loss from discontinued operations attributable to noncontrolling interests	—	—	—	776
Exclude non-NOI activity from discontinued operations (net of noncontrolling interest):
Depreciation and amortization	—	—	—	56
Interest expense	—	—	—	1,738
Income tax benefit	—	—	—	(246)
NOI related to discontinued operations	$—	$—	$—	$1,198

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings Attributable to Forest City Realty Trust, Inc.
Net earnings attributable to Forest City Realty Trust, Inc. for the three months ended June 30, 2017 was $56,753,000 versus net earnings of $26,599,000 for the three months ended June 30, 2016. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $24,691,000

•	$27,324,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2017 compared to 2016;

•	$(5,949,000) related to a combined fluctuation in revenues and operating expenses at properties in which we disposed of our full or partial interest during 2017 and 2016; and

•	$3,316,000 related to increased land sales in 2017 compared with 2016, primarily at our Stapleton project.
Financing Transactions - $6,880,000

•
$10,180,000 primarily related to a decrease in interest expense on nonrecourse mortgage debt due to the payoff of the $640,000,000 nonrecourse mortgage debt for the New York Times building in Q4 2016 partially offset by interest expense incurred on the Term Loan which we borrowed in full in November 2016 to payoff the mortgage debt on the New York Times;

•
$(5,101,000) related to an increase in interest expense in 2017 compared with 2016 due to decreased capitalized interest on projects under construction and development as we decreased our construction pipeline;

•	$954,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense; and

•	$847,000 related to decreased losses on extinguishment of debt compared with 2016.
Operations - $6,960,000

•	$6,126,000 related to a combined fluctuation in revenues and operating expenses in our comparable portfolio in 2017 compared to 2016;

•
$2,016,000 related to a combined fluctuation in revenues and operating expenses for operations and development properties in lease-up or recently stabilized but not comparable and other non-comparable properties at June 30, 2017; and

•	$(1,182,000) related to higher organizational transformation and termination benefits in 2017 compared with 2016.
Non-Cash Transactions - $(2,439,000)

•
$(2,457,000) related to an increase in depreciation and amortization expense in 2017 compared with 2016 primarily attributable to new property openings in 2016 and 2017 offset by the sale of full or partial interest in rental properties in 2016;

•	$2,100,000 related to decreased impairment of real estate in 2017 compared to 2016; and

•	$(1,992,000) related to increased write-offs of abandoned development projects and demolition costs in 2017 compared with 2016.
Income Taxes

•	$(4,462,000) primarily due to increased state income tax expense related to gains on asset dispositions.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Net earnings attributable to Forest City Realty Trust, Inc. for the six months ended June 30, 2017 was $97,670,000 versus net earnings of $270,634,000 for the six months ended June 30, 2016. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(327,619,000)

•	$(181,677,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2017 compared to 2016;

•	$(136,687,000) related to the net gain on disposition of the development site 625 Fulton Avenue in 2016;

•	$(12,843,000) related to a combined fluctuation in revenues and operating expenses at properties in which we disposed of our full or partial interest during 2017 and 2016; and

•	$3,588,000 related to increased land sales in 2017 compared with 2016, primarily at our Stapleton project.
Financing Transactions - $42,392,000

•
$25,465,000 related to decreased losses on extinguishment of debt compared with 2016 primarily due to separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020 in 2016;

•
$24,471,000 primarily related to decreases in interest expense on nonrecourse mortgage debt due to the payoff of the $640,000,000 nonrecourse mortgage debt for the New York Times building in Q4 2016 and on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in 2016. The decreases were offset by interest expense incurred on the Term Loan which we borrowed in full in November 2016 to payoff the mortgage debt on the New York Times;

•
$(11,600,000) related to an increase in interest expense in 2017 compared with 2016 due to decreased capitalized interest on projects under construction and development as we decreased our construction pipeline; and

•	$4,056,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Operations - $22,842,000

•	$10,806,000 primarily related to lower corporate general and administrative expenses and decreased costs in our operations and development management and service entities;

•	$7,573,000 related to a combined fluctuation in revenues and operating expenses in our comparable portfolio in 2017 compared to 2016;

•	$3,013,000 related to lower organizational transformation and termination benefits in 2017 compared with 2016; and

•
$1,450,000 related to a combined fluctuation in revenues and operating expenses for operations and development properties in lease-up or recently stabilized but not comparable and other non-comparable properties at June 30, 2017.

Non-Cash Transactions - $10,304,000

•	$14,564,000 related to decreased impairment of real estate in 2017 compared to 2016;

•	$(2,343,000) related to increased write-offs of abandoned development projects and demolition costs in 2017 compared with 2016; and

•
$(1,917,000) related to to an increase in depreciation and amortization expense in 2017 compared with 2016 primarily attributable to new property openings in 2016 and 2017 offset by the sale of full or partial interest in rental properties in 2016.

Income Taxes

•
$78,309,000 due to decreased income tax expense primarily due to gains on sale of assets owned by our TRS in 2016. The tax expense in 2016 is primarily non-cash as it largely relates to the utilization of the deferred tax asset to offset the taxable gain on the various sales.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

The interest expense and capital expenditure information shown below is for all of our consolidated investments. See the appendix for further information on noncontrolling interest share of these items plus our share of our unconsolidated investments’ interest expense and capital expenditures.
Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of debt.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$203	$1,135	$(827)	$3,201
Interest incurred	35,195	41,326	68,951	85,164
Interest capitalized	(6,497)	(10,026)	(11,248)	(21,295)
Net interest expense	$28,901	$32,435	$56,876	$67,070

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Six Months Ended June 30,
	2017	2016
	(in thousands)
Operating properties:
Office Segment	$9,555	$3,609
Apartment Segment	10,106	5,700
Retail Segment	392	2,743
Total operating properties	20,053	12,052
Corporate Segment	364	—
Tenant improvements:
Office Segment	17,746	10,417
Retail Segment	1,769	1,698
Total capital expenditures	$39,932	$24,167

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings to FFO
The table below reconciles net earnings, the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$56,753	$26,599	$97,670	$270,634
Depreciation and Amortization—real estate (1)	81,400	78,788	159,749	157,650
Gain on disposition of full or partial interests in rental properties	(39,314)	(11,990)	(66,318)	(111,748)
Impairment of depreciable rental properties	—	2,100	—	14,564
Income tax expense adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	4,642	236	4,642	55,272
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$103,481	$95,733	$195,743	$386,372
FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$103,481	$95,733	$195,743	$386,372
If-Converted Method (adjustments for interest):
4.250% Notes due 2018	778	778	1,556	2,250
3.625% Notes due 2020	362	362	725	1,280
FFO for per share data	$104,621	$96,873	$198,024	$389,902
Denominator:
Weighted average shares outstanding—Basic	260,569,749	258,645,220	259,688,409	258,298,148
Effect of stock options, restricted stock and performance shares	1,319,110	995,175	1,320,011	1,239,960
Effect of convertible debt	5,153,256	5,031,753	5,153,256	7,804,478
Effect of convertible 2006 Class A Common Units	1,797,909	1,940,788	1,853,955	1,940,788
Weighted average shares outstanding - Diluted	268,840,024	266,612,936	268,015,631	269,283,374
FFO Per Share - Diluted	$0.39	$0.36	$0.74	$1.45

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Full Consolidation	$65,747	$62,418	$129,302	$125,629
Non-Real Estate	(689)	(754)	(1,391)	(1,573)
Real Estate Full Consolidation	65,058	61,664	127,911	124,056
Real Estate related to noncontrolling interest	(6,853)	(5,463)	(13,549)	(9,790)
Real Estate Unconsolidated	23,195	22,587	45,387	43,349
Real Estate Discontinued Operations	—	—	—	35
Real Estate at Company share	$81,400	$78,788	$159,749	$157,650

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Income tax expense on FFO
Operating Earnings:
Current taxes	$12	$91	$63	$3,720
Deferred taxes	—	(135)	—	24,022
Total income tax expense on FFO	12	(44)	63	27,742
Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$4,642	$236	$4,642	$(4,351)
Deferred taxes	—	—	—	59,623
Total income tax expense on non-FFO	4,642	236	4,642	55,272
Grand Total	$4,654	$192	$4,705	$83,014

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$103,481	$95,733		$195,743	$386,372
Write-offs of abandoned development projects and demolition costs	1,992	—		2,343	—
Tax credit income	(2,521)	(2,936)		(5,212)	(5,944)
Loss on extinguishment of debt	2	849		4,468	29,933
Change in fair market value of nondesignated hedges	(301)	590		(1,803)	1,986
Net gain on disposition of interest in development project	—	—		—	(136,687)
Net gain on disposition of partial interest in other investment - Nets	—	—		—	(136,247)
Straight-line rent adjustments	(3,993)	(3,350)		(6,935)	(5,211)
Organizational transformation and termination benefits	6,863	5,681		11,388	14,401
Nets pre-tax FFO	—	—		—	1,400
Income tax expense (benefit) on FFO	12	(44)		63	27,742
Operating FFO attributable to Forest City Realty Trust, Inc.	$105,535	$96,523	9.3%	$200,055	$177,745	12.6%
If-Converted Method (adjustments for interest) (in thousands):
4.250% Notes due 2018	778	778		1,556	2,250
3.625% Notes due 2020	362	362		725	1,280
Operating FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$106,675	$97,663		$202,336	$181,275
Weighted average shares outstanding - Diluted	268,840,024	266,612,936		268,015,631	269,283,374
Operating FFO per share - Diluted	$0.40	$0.37	8.1%	$0.75	$0.67	11.9%

Reconciliation of NOI to Operating FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
NOI attributable to Forest City Realty Trust, Inc.	$158,717	$158,248	$311,970	$308,610
Land sales	38,101	8,050	46,183	12,258
Other land development revenues	1,676	2,021	3,065	3,794
Cost of land sales	(28,677)	(1,942)	(32,587)	(2,250)
Other land development expenses	(1,893)	(2,207)	(4,264)	(4,622)
Corporate general and administrative expenses	(14,018)	(16,750)	(29,601)	(33,862)
Interest and other income	9,899	11,029	21,172	20,671
Interest expense	(48,857)	(54,890)	(96,688)	(113,615)
Amortization of mortgage procurement costs	(1,909)	(2,031)	(3,741)	(4,437)
Non-real estate depreciation and amortization	(689)	(754)	(1,391)	(1,573)
Tax credit income	(2,521)	(2,936)	(5,212)	(5,944)
Change in fair market value of nondesignated hedges	(301)	590	(1,803)	1,986
Straight-line rent adjustments	(3,993)	(3,350)	(6,935)	(5,211)
Other	—	1,445	(113)	1,940
Operating FFO attributable to Forest City Realty Trust, Inc.	$105,535	$96,523	$200,055	$177,745

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (GAAP) to EBITDA (non-GAAP)

Three Months Ended June 30,	Six Months Ended June 30,
2017	2016	2017	2016
(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$56,753	$26,599	$97,670	$270,634
Depreciation and amortization	82,089	79,542	161,140	159,223
Interest expense (1)	48,857	54,890	96,688	113,615
Amortization of mortgage procurement costs	1,909	2,031	3,741	4,437
Income tax expense	4,654	192	4,705	83,014
EBITDA attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$194,262	$163,254	$363,944	$630,923
Impairment of real estate	—	2,100	—	14,564
Net loss on extinguishment of debt	2	849	4,468	29,933
Net gain on disposition of interest in development project	—	—	—	(136,687)
Net gain on disposition of partial interest in other investment - Nets	—	—	—	(136,247)
Net gain on disposition of full or partial interests in rental properties	(39,314)	(11,990)	(66,318)	(111,748)
Nets pre-tax EBITDA	—	—	—	1,400
Organizational transformation and termination benefits	6,863	5,681	11,388	14,401
Adjusted EBITDA attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$161,813	$159,894	$313,482	$306,539

As of June 30,	As of June 30,
2017	2016	2017	2016
(in thousands)
Nonrecourse mortgage debt and notes payable, net, at company share	$5,025,661	$5,664,408	$5,025,661	$5,664,408
Revolving credit facility	—	—	—	—
Term loan, net	333,468	—	333,468	—
Convertible senior debt, net	112,410	111,952	112,410	111,952
Total debt	$5,471,539	$5,776,360	$5,471,539	$5,776,360
Less cash and equivalents	(223,141)	(461,369)	(223,141)	(461,369)
Net Debt	$5,248,398	$5,314,991	$5,248,398	$5,314,991
Net Debt to Adjusted EBITDA (Annualized)	8.1	x	8.3	x	8.4	x	8.7	x

(1)	The following table provides detail of interest expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
Full consolidation	$28,901	$32,435	$56,876	$67,070
Noncontrolling interest	(3,970)	(3,049)	(7,534)	(5,038)
Unconsolidated entities at Company share	23,926	25,504	47,346	49,845
Discontinued operations at Company share	—	—	—	1,738
Company share	$48,857	$54,890	$96,688	$113,615

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended June 30, 2017 vs. Three Months Ended June 30, 2016
$120.0
$110.0
$100.0
$90.0
(in millions)
96.5
9.5
3.2
3.1
1.6
1.3
(1.0)
(3.6)
(5.1)
105.5
Three Months Ended June 30, 2016
Decreased Corporate/ mature portfolio interest
Stapleton land sales
Lease termination income
NOI on mature portfolio
Change in Other NOI/ Corporate G&A
Other
Property sales
Capitalized Interest
Three Months Ended June 30, 2017

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Six Months Ended June 30, 2017 vs. Six Months Ended June 30, 2016
$225.0
$215.0
$205.0
$195.0
$185.0
$175.0
$165.0
(in millions)
$177.7
21.0
12.4
4.9
2.4
1.2
0.8
(8.7)
(11.6)
$200.1
Six Months Ended June 30, 2016
Decreased Corporate/ mature portfolio interest
Change in Other NOI/ Corporate G&A
Lease termination income
Stapleton land sales
Other
NOI on mature portfolio
Property sales
Capitalized Interest
Six Months Ended June 30, 2017

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focus on the Core: Aligning our business initiatives with our core markets and products as we develop, own and operate a high-quality real estate portfolio;

•	Sustainable Capital Structure: Improving our metrics by delevering our balance sheet and activating our existing pipeline; and

•	Operational Excellence: Using the strength of the enterprise to maximize efficiency, effectiveness and customer satisfaction through continuous business process improvements.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. Total debt includes outstanding borrowings on our revolving credit facility, our term loan, net, convertible senior debt, net, nonrecourse mortgages and notes payable, net. All metrics are reflected at company share.

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Openings and Projects Under Construction
June 30, 2017

						Cost at Completion (b)		Cost Incurred to Date (c)
		Anticipated	Legal				Cost at		Cost at
		Opening	Ownership		Company	Cost	Company	Cost	Company	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share	at 100%	Share	Units	GLA	(d)
						(in millions)
2017 Phased Openings
Apartments
Greenland Joint Venture (e):
550 Vanderbilt (condominiums) (g)	Brooklyn, NY	Q1-17/Q3-17	30%	(f)	30%	$362.7	$116.4	$325.1	$106.7	278	7,000
Pacific Park - Parking (h)	Brooklyn, NY	Q1-17/Q3-17	30%	(f)	30%	46.2	4.1	36.3	1.2	—	—
Total Phased Openings						$408.9	$120.5	$361.4	$107.9	278	7,000

Projects Under Construction
Apartments:
Arizona State Retirement System Joint Venture:
Axis	Los Angeles, CA	Q3-17/Q2-18	30%		30%	$140.4	$41.8	$132.7	$45.1	391	15,000
Ardan	Dallas, TX	Q1-18/Q2-18	30%		30%	122.1	36.2	60.1	20.8	389	4,250
						$262.5	$78.0	$192.8	$65.9	780	19,250
Greenland Joint Venture (e):
38 Sixth Ave	Brooklyn, NY	Q3-17	30%	(f)	30%	202.7	50.1	153.9	40.1	303	28,000

Mint Town Center	Denver, CO	Q3-17/Q4-17	95%		95%	93.1	88.4	68.8	65.4	399	7,000
VYV	Jersey City, NJ	Q3-17/Q1-18	50%	(f)	50%	214.3	107.1	183.7	93.1	421	9,000
Ballston Quarter Residential	Arlington, VA	Q3-18/Q1-19	51%	(f)	51%	181.9	92.9	43.0	23.8	406	53,000
The Yards - The Guild	Washington, D.C.	Q4-18	0%	(i)	0%	91.1	0.0	25.8	0.0	191	6,000
Capper 769	Washington, D.C.	Q1-19	25%	(f)	25%	72.3	18.1	14.6	3.7	179	—
						$1,117.9	$434.6	$682.6	$292.0	2,679	122,250
Retail:
The Yards - District Winery	Washington, D.C.	Q4-17	100%		100%	$10.6	$10.6	$9.1	$9.1	—	16,150	100%
Ballston Quarter Redevelopment	Arlington, VA	Q3-18	51%	(f)	51%	86.7	44.2	35.9	23.0	—	307,000	42%
						$97.3	$54.8	$45.0	$32.1	—	323,150
Total Projects Under Construction (j)						$1,215.2	$489.4	$727.6	$324.1

Estimated Initial Yield on Cost (k):
Apartments							5.6% - 6.1%
Retail							6.7% - 7.2%
Total Projects Under Construction							5.7% - 6.2%

See footnotes on the following page.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings
June 30, 2017

						Cost at Completion (b)
		Date	Legal			Cost	Cost at	No. of
	Location	Opened	Ownership (a)		Company % (a)	at 100%	Company Share	Units	GLA	Lease % (d)
						(in millions)
2017 Property Openings
Office:
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	$164.1	$164.1	—	235,000	50%

Apartments:
Greenland Joint Venture (e):
535 Carlton	Brooklyn, NY	Q1-17/Q2-17	30%	(f)	30%	$168.1	$41.7	298	—	36%

461 Dean Street	Brooklyn, NY	Q3-16/Q1-17	100%		100%	195.6	195.6	363	4,000	77%
The Bixby	Washington, D.C.	Q3-16/Q2-17	25%	(f)	25%	59.2	11.8	195	—	99%
Arizona State Retirement System Joint Venture:
Eliot on 4th (l)	Washington, D.C.	Q1-17/Q3-17	30%		30%	$143.7	$44.2	365	5,000	39%
NorthxNorthwest	Philadelphia, PA	Q4-16/Q1-17	30%		30%	115.0	33.5	286	—	24%
						$258.7	$77.7	651	5,000
						$681.6	$326.8	1,507	9,000
Total Property Openings						$845.7	$490.9

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of July 23, 2017.

(e)
During the year ended December 31, 2016, the Company recorded an impairment related to our equity method investment in the Greenland Joint Venture, of which was partially allocated to the assets listed above. Costs at completion and incurred to date amounts at company share have been adjusted by this impairment.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)	Costs Incurred to Date at 550 Vanderbilt represents total cumulative capitalized project costs incurred to date, gross of cost of goods sold related to applicable condominium units.

(h)	Expected to include 370 parking spaces.

(i)
Represents an apartment community under construction in which the Company has a 0% legal ownership interest. However, the Company is the project developer, on a fee basis. In addition, the Company has issued a project completion guarantee to the first mortgagee and is funding a portion of the construction costs through a mezzanine loan to the owner. As a result, the Company determined it was the primary beneficiary of this variable interest entity and has consolidated the project.

(j)	Of the remaining project costs, the Company has undrawn construction loan commitments of $251.1 million at the company’s share ($547.3 million at 100%).

(k)
Range of estimated initial yield on cost for projects under construction is calculated using estimated company-share initial stabilized NOI divided by the company’s share of project cost per above, net of anticipated subsidies and other cost adjustments.

(l)
As of June 30, 2017, construction on Eliot on 4th is complete. The property is open and has received partial tenant certificates of occupancy, 333 of 365, and is awaiting remaining tenant certificates of occupancy.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
June 30, 2017

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below and other projects in core markets represent company ownership costs of $206.9 million ($157.9 million at full consolidation) of Projects Under Development on our balance sheet and company ownership mortgage debt, net of $165.8 million ($9.0 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, and more than 8 acres of landscaped open space. Included in the square feet of residential entitlements is 250,000 square feet of amenity retail that will reside in the base of the various buildings. The project is also currently entitled for approximately 1 million square feet of office space. 38 Sixth Ave, a 303-unit, 100% affordable rental building, is currently under construction. Current partially opened projects include 550 Vanderbilt, a 278-unit condominium building, and parking garages which are expected to include 370 parking spaces. 535 Carlton, a 100% affordable rental building with 298 apartment units, and 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 apartment units, are complete.

2)	The Yards - Washington, D.C.
The Yards is a fully entitled, 53-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,000 residential units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include 715 apartment units and 178,000 square feet of retail. Currently under construction is the District Winery, a 16,150 square-foot retail building, which is 100% leased to a single tenant, and The Guild, a 191-unit apartment building.
3) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. At full build-out, Waterfront Station is expected to include 980 apartment units and approximately 50,000 square feet of retail stores and restaurants. Currently completed is a 365-unit apartment building, Eliot on 4th.
4) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 360,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks. The provided ranges for commercial and residential uses are the result of a flexible zoning approach taken with a select number of parcels, allowing either commercial or residential uses. Project entitlements are anticipated in Q4-2017 through the Port Commission, Planning Commission and Board of Supervisors.
5) 5M - San Francisco, CA
5M is a fully entitled, mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain three existing historic buildings, including the iconic San Francisco Chronicle building, and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

6) Hudson Exchange - Jersey City, NJ
Hudson Exchange is a partnership with G&S Investors, the owner of an 18-acre parcel of land, three miles from downtown Manhattan in the waterfront section of Jersey City.  At full build-out, the project is expected to include up to 5,400 apartment units in twelve towers and 350,000 square feet of amenity retail and dining space. Currently under construction is VYV, a 421-unit apartment building.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Summary of Development Projects
June 30, 2017

Below is a summary of our active large scale development projects in core markets, as well as other projects in core and non-core markets along with the approximate related developable square footage, by product type. These development opportunities are in a wide range of various stages, including but not limited to, being entitled for its intended development purposes and ready for construction to merely being controlled through a land option. The other product type includes condominiums and hotels. Amounts exclude any currently open or under construction projects within the larger overall development project and are shown at 100% and our estimated ownership share.

Developable Square Feet	Square Feet at 100%					Square Feet at Company Share
	Office	Apartments	Retail	Other	Total	Office	Apartments	Retail	Other	Total	Projects under development balance
Development Projects - Core Markets											(in thousands)
Pacific Park Brooklyn - Brooklyn, NY	1,068,190	3,858,724	—	944,877	5,871,791	320,457	1,157,617	—	283,463	1,761,537	$40,874
The Yards - Washington, D.C.	1,838,702	2,060,342	263,384	471,897	4,634,325	1,838,702	2,038,290	263,384	471,897	4,612,273	70,445
Waterfront Station - Washington, D.C.	—	634,441	57,949	—	692,390	—	285,498	26,078	—	311,576	10,355
Pier 70 - San Francisco, CA	1,200,936	865,412	363,104	772,250	3,201,702	1,200,936	865,412	363,104	772,250	3,201,702	36,176
5M - San Francisco, CA	801,327	260,203	36,478	552,252	1,650,260	133,020	43,194	6,055	91,674	273,943	30,811
Stapleton - Denver, CO	3,494,444	2,260,722	200,000	270,000	6,225,166	3,145,000	2,034,650	180,000	243,000	5,602,650	—
Hudson Exchange - Jersey City, NJ	—	5,952,232	350,000	—	6,302,232	—	2,976,120	175,000	—	3,151,120	12,475
Other	414,344	935,000	252,373	—	1,601,717	62,152	467,500	233,356	—	763,008	5,749
	8,817,943	16,827,076	1,523,288	3,011,276	30,179,583	6,700,267	9,868,281	1,246,977	1,862,284	19,677,809	$206,885
Development Projects - Non Core Markets	1,590,895	374,217	99,744	—	2,064,856	1,590,895	374,217	99,744	—	2,064,856	53,448
Projects under development - Operating Properties	—	—	—	—	—	—	—	—	—	—	23,121
Total	10,408,838	17,201,293	1,623,032	3,011,276	32,244,439	8,291,162	10,242,498	1,346,721	1,862,284	21,742,665	$283,454
Land Inventory
Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:
Stapleton
Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of June 30, 2017, we own 468 gross acres, of which 169 acres are saleable. We also have an option to purchase an additional 408 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset.

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Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Class A Common Stock
Closing Price, end of period	$24.17	$21.78	$20.84	$23.13	$22.31
High Sales Price	$24.73	$23.42	$23.08	$24.22	$23.56
Low Sales Price	$21.59	$20.25	$17.79	$22.24	$20.50
Average Sales Price	$23.04	$22.11	$20.29	$23.35	$21.77
Total Volume	91,271,300	114,635,533	114,234,232	74,328,684	60,999,364
Average Volume	1,448,751	1,848,960	1,813,242	1,161,386	953,115
Common shares outstanding, end of period	265,233,926	240,443,569	239,937,796	239,926,928	239,891,378
Class B Common Stock (1)
Closing Price, end of period	$31.73	$28.31	$26.93	$23.11	$22.19
High Sales Price	$31.97	$30.32	$28.41	$24.84	$23.20
Low Sales Price	$27.82	$26.25	$18.00	$22.29	$20.60
Average Sales Price	$29.38	$28.63	$22.21	$23.47	$21.80
Total Volume	57,800	85,539	211,574	73,494	61,451
Average Volume	1,180	1,380	3,358	1,148	960
Common shares outstanding, end of period	—	18,788,163	18,788,169	18,788,169	18,788,287
Common Equity Market Capitalization	$6,410,703,991	$5,768,753,827	$5,506,269,060	$5,983,704,430	$5,768,888,732
Quarterly dividends declared and paid per Class A and Class B common share	$0.09	$0.09	$0.06	$0.06	$0.06

(1)
Effective June 12, 2017, each share of Class B Common Stock outstanding was reclassified and exchanged into 1.31 shares of Class A common stock. As such, the Class B Common Stock data for the quarter ended June 30, 2017 relates to the period from April 1, 2017 to June 12, 2017.

Financial Covenants
Our revolving credit facility and term loan facility contain certain identical restrictive financial covenants. A summary of the key financial covenants as defined in the agreements, all of which we are compliant with at June 30, 2017, follows:

	Requirement Per Agreements	As of June 30, 2017		As of March 31, 2017		As of December 31, 2016		As of September 30, 2016
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	47.90%		48.27%		49.45%		50.96%
Maximum Secured Leverage Ratio	≤55%	44.28%		44.54%		45.49%		51.08%
Maximum Secured Recourse Leverage Ratio	≤15%	0.00%		0.00%		0.00%		0.00%
Maximum Unsecured Leverage Ratio	≤60%	18.10%		18.72%		19.86%		0.00%
Minimum Fixed Charge Coverage Ratio	≥1.50x	2.06	x	2.00	x	1.95	x	1.74	x
Minimum Unencumbered Interest Coverage Ratio	≥1.50x	8.15	x	9.73	x	10.07	x	4.72	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of June 30, 2017

	Year Ending December 31, 2017				Year Ending December 31, 2018
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$170,387	$10,219	$89,825	$249,993	$208,235	$7,777	$247,785	$448,243
Weighted average rate	6.04%	6.47%	5.20%	5.72%	4.52%	3.58%	4.96%	4.78%
Variable:
Variable-rate debt	36,779	4,467	1,158	33,470	176,560	111,540	227,795	292,815
Weighted average rate	3.84%	3.84%	3.79%	3.84%	3.62%	3.42%	5.13%	4.87%

Tax-Exempt	—	—	—	—	100,775	1,616	20,000	119,159
Weighted average rate	—	—	—	—	1.85%	1.79%	2.48%	1.96%
Total variable-rate debt	36,779	4,467	1,158	33,470	277,335	113,156	247,795	411,974
Total Nonrecourse Debt	$207,166	$14,686	$90,983	$283,463	$485,570	$120,933	$495,580	$860,217
Weighted Average Rate	5.65%	5.67%	5.19%	5.50%	3.64%	3.40%	4.94%	4.42%

	Year Ending December 31, 2019				Year Ending December 31, 2020
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$107,423	$4,362	$32,932	$135,993	$160,563	$22,629	$150,759	$288,693
Weighted average rate	4.06%	4.25%	5.29%	4.35%	5.03%	4.36%	4.81%	4.97%
Variable:
Variable-rate debt	353,095	131,422	99,042	320,715	58,567	—	1,121	59,688
Weighted average rate	2.99%	2.86%	4.32%	3.46%	3.58%	—	2.92%	3.57%

Tax-Exempt	8,500	—	—	8,500	—	—	—	—
Weighted average rate	3.90%	—	—	3.90%	—	—	—	—
Total variable-rate debt	361,595	131,422	99,042	329,215	58,567	—	1,121	59,688
Total Nonrecourse Debt	$469,018	$135,784	$131,974	$465,208	$219,130	$22,629	$151,880	$348,381
Weighted Average Rate	3.25%	2.90%	4.56%	3.73%	4.64%	4.36%	4.79%	4.73%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of June 30, 2017

	Year Ending December 31, 2021				Thereafter
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$171,208	$4,923	$60,694	$226,979	$1,089,488	$105,719	$1,308,503	$2,292,272
Weighted average rate	4.65%	3.49%	4.75%	4.70%	3.99%	4.41%	4.09%	4.03%
Variable:
Variable-rate debt	22,051	—	600	22,651	21,424	(1,974)	700	24,098
Weighted average rate	4.66%	—	2.02%	4.59%	3.42%	—	2.02%	3.38%

Tax-Exempt	—	—	—	—	508,834	140,779	184,204	552,259
Weighted average rate	—	—	—	—	1.84%	1.78%	2.12%	1.95%
Total variable-rate debt	22,051	—	600	22,651	530,258	138,805	184,904	576,357
Total Nonrecourse Debt	$193,259	$4,923	$61,294	$249,630	$1,619,746	$244,524	$1,493,407	$2,868,629
Weighted Average Rate	4.65%	3.49%	4.72%	4.69%	3.31%	2.92%	3.85%	3.62%

	Total
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$1,907,304	$155,629	$1,890,498	$3,642,173
Weighted average rate	4.38%	4.46%	4.36%	4.37%
Variable:
Variable-rate debt	668,476	245,455	330,416	753,437
Weighted average rate	3.32%	3.13%	4.86%	4.06%

Tax-Exempt	618,109	142,395	204,204	679,918
Weighted average rate	1.87%	1.78%	2.16%	1.97%
Total variable-rate debt	1,286,585	387,850	534,620	1,433,355
Total Nonrecourse Debt	$3,193,889	$543,479	$2,425,118	$5,075,528
Net unamortized mortgage procurement costs	(35,609)	(9,520)	(23,778)	$(49,867)
Total Nonrecourse Debt, net	$3,158,280	$533,959	$2,401,340	$5,025,661
Weighted Average Rate	3.68%	3.16%	4.24%	4.00%

Forest City Realty Trust, Inc. and Subsidiaries - Appendix
Second Quarter 2017
Index

General Information	50
Selected Financial Information
Asset, Liability and Equity Information	51
Revenue and Expense Information	53
Interest Expense Information	55
Capital Expenditures Information	55
Adjusted EBITDA and NOI by Segment - Fully Consolidated Entities, Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations	56

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - General Information

General Information

This appendix to this supplemental package contains certain financial information of entities accounted for using the full consolidated accounting method (“Fully Consolidated Entities”), financial information on our partners share of entities accounted for using the full consolidated accounting method (“Noncontrolling Interest”), financial information on our share of entities that we do not control and therefore account for using the equity method of accounting (“Company Share of Unconsolidated Entities”) and financial information on our share of entities qualifying for discontinued operations reporting (“Company Share of Discontinued Operations”).

Amounts in columns labeled “Fully Consolidated Entities” represent 100% of the activity related to all entities that are consolidated under GAAP. Amounts in the columns labeled “Company Share of Unconsolidated Entities” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. Similar calculations were performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100%, and amounts in the columns labeled “Company Share of Discontinued Operations”. A financial statement user is able to calculate Total Company Ownership by beginning with the “Fully Consolidated Entities” column, subtracting the column labeled “Noncontrolling Interest” and adding the columns labeled “Company Share of Unconsolidated Entities” and “Company Share of Discontinued Operations”.

We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations is essential to allow our financial statement users the ability to arrive at our Total Company Ownership for all of our ownership interests, irrespective of the accounting method used to account for the entity. We believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The calculation of Total Company Ownership financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown in the Noncontrolling Interest, Company Share of Unconsolidated Entities and Company Share of Discontinued Operations columns were derived by applying our ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting and calculating income/loss to minority partners under noncontrolling interest accounting as well as our share of entities qualifying for discontinued operations reporting and may not accurately depict the legal and economic implications of holding a non-controlling interest of an entity; and

•	Other companies in our industry may calculate their total company ownership amounts differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the calculation of Total Company Ownership should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the Total Company Ownership information only supplementally.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	June 30, 2017		December 31, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$111,319	$218,654	$110,427	$137,312
Apartments	368,683	807,161	374,128	970,009
Retail	—	1,982,186	—	1,979,903
Total Operations	480,002	3,008,001	484,555	3,087,224
Recently-Opened Properties/Redevelopment	427,885	83,906	339,735	123,511
Corporate	—	—	—	—
Total completed rental properties	907,887	3,091,907	824,290	3,210,735
Projects under construction
Office	—	—	—	—
Apartments	164,978	244,787	210,836	251,938
Retail	—	22,980	—	17,618
Total projects under construction	164,978	267,767	210,836	269,556
Projects under development
Operating properties	—	21,636	—	24,121
Office	9,377	3,289	9,021	3,287
Apartments	—	57,936	—	26,092
Retail	—	1,320	—	1,320
Total projects under development	9,377	84,181	9,021	54,820
Total projects under construction and development	174,355	351,948	219,857	324,376
Land inventory	5,686	1,399	5,026	4,359
Total Real Estate	1,087,928	3,445,254	1,049,173	3,539,470
Less accumulated depreciation	(102,169)	(745,943)	(90,917)	(790,385)
Real Estate, net	985,759	2,699,311	958,256	2,749,085
Cash and equivalents	27,157	77,959	22,269	69,128
Restricted cash	7,622	91,395	7,429	109,093
Accounts receivable, net	8,064	54,975	9,693	55,751
Notes receivable	(8,191)	19,789	12,343	17,239
Investments in and advances to unconsolidated entities	(58,332)	(557,308)	(58,189)	(569,864)
Lease procurement costs, net	3,177	59,671	3,040	60,150
Prepaid expenses and other deferred costs, net	7,134	19,026	7,192	23,458
Intangible assets, net	12,869	11,944	14,008	12,446
Total Assets	$985,259	$2,476,762	$976,041	$2,526,486

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	June 30, 2017		December 31, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$40,988	$179,641	$41,605	$112,409
Apartments	201,995	571,672	209,660	643,307
Retail	—	1,354,717	—	1,366,375
Total Operations	242,983	2,106,030	251,265	2,122,091
Recently-Opened Properties/Redevelopment	253,576	29,694	207,577	75,482
Total completed rental properties	496,559	2,135,724	458,842	2,197,573
Projects under construction
Office	—	—	—	—
Apartments	37,400	108,805	49,485	98,497
Retail	—	—	—	—
Total projects under construction	37,400	108,805	49,485	98,497
Projects under development
Operating properties	—	—	—	—
Office	—	—	—	—
Apartments	—	156,811	—	154,599
Retail	—	—	—	—
Total projects under development	—	156,811	—	154,599
Total projects under construction and development	37,400	265,616	49,485	253,096
Land inventory	—	—	—	—
Nonrecourse mortgage debt and notes payable, net	533,959	2,401,340	508,327	2,450,669
Revolving credit facility	—	—	—	—
Term loan, net	—	—	—	—
Convertible senior debt, net	—	—	—	—
Construction payables	45,709	50,492	53,749	65,684
Operating accounts payable and accrued expenses	33,844	159,971	27,753	161,767
Accrued derivative liability	—	3,190	654	4,543
Total Accounts payable, accrued expenses and other liabilities	79,553	213,653	82,156	231,994
Cash distributions and losses in excess of investments in unconsolidated entities	(16,893)	(138,231)	(16,603)	(156,177)
Total Liabilities	596,619	2,476,762	573,880	2,526,486
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Total Stockholders’ Equity	—	—	—	—
Noncontrolling interest	388,640	—	402,161	—
Total Equity	388,640	—	402,161	—
Total Liabilities and Equity	$985,259	$2,476,762	$976,041	$2,526,486

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$16,645	$64,170	$13,412	$62,392
Tenant recoveries	2,119	17,644	1,632	16,926
Service and management fees	86	2,358	43	2,329
Parking and other	647	4,270	917	5,079
Arena	—	—	—	—
Land sales	1,377	21,716	822	651
Subsidized Senior Housing	—	7,462	—	12,543
Military Housing	—	—	—	—
Total revenues	20,874	117,620	16,826	99,920
Expenses
Property operating and management	6,448	27,592	4,505	24,064
Real estate taxes	2,533	8,870	1,976	8,134
Ground rent	51	2,074	133	2,677
Arena operating	—	—	—	—
Cost of land sales	357	21,340	161	401
Subsidized Senior Housing operating	—	3,802	—	8,202
Military Housing operating	—	—	—	—
Corporate general and administrative	—	—	—	—
Organizational transformation and termination benefits	—	—	—	—
	9,389	63,678	6,775	43,478
Depreciation and amortization	6,853	23,195	5,463	22,587
Write-offs of abandoned development projects and demolition costs	—	396	—	—
Impairment of real estate	—	—	—	—
Total expenses	16,242	87,269	12,238	66,065
Operating income (loss)	4,632	30,351	4,588	33,855
Interest and other income	448	451	392	390
Net gain on disposition of interest in unconsolidated entities	—	34,596	—	12,613
Interest expense	(3,970)	(23,926)	(3,049)	(25,504)
Amortization of mortgage procurement costs	(341)	(743)	(267)	(882)
Loss on extinguishment of debt	—	(2)	—	(849)
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	769	40,727	1,664	19,623
Equity in earnings	130	(6,131)	96	(7,010)
Net gain on disposition of interest in unconsolidated entities	657	(34,596)	—	(12,613)
	787	(40,727)	96	(19,623)
Earnings (loss) before income taxes	1,556	—	1,760	—
Income tax expense (benefit) of taxable REIT subsidiaries
Current	—	—	—	—
Deferred	—	—	—	—
	—	—	—	—
Earnings (loss) before loss on disposal of real estate	1,556	—	1,760	—
Net gain on disposition of interest in development project, net of tax	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	—	—	—	—
Earnings (loss) from continuing operations	1,556	—	1,760	—
Discontinued operations, net of tax
Operating loss from rental properties	—	—	—	—
Gain (loss) on disposition of rental properties	—	—	—	—
Equity in earnings (loss)	—	—	—	—
	—	—	—	—
Net earnings (loss)	1,556	—	1,760	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,556)	—	(1,760)	—
Loss from discontinued operations attributable to noncontrolling interests	—	—	—	—
	(1,556)	—	(1,760)	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments	Company Share of Discontinued Operations
	(in thousands)
Revenues
Rental	$32,809	$127,569	$26,200	$123,420	$—
Tenant recoveries	3,865	35,335	3,229	32,938	—
Service and management fees	127	4,890	81	3,932	—
Parking and other	1,655	9,042	1,748	9,352	—
Arena	—	—	—	—	8,136
Land sales	1,907	24,568	1,213	1,317	—
Subsidized Senior Housing	—	19,478	—	25,432	—
Military Housing	—	—	—	971	—
Total revenues	40,363	220,882	32,471	197,362	8,136
Expenses
Property operating and management	13,724	53,040	9,669	47,288	—
Real estate taxes	4,678	17,647	3,936	15,909	—
Ground rent	103	4,859	267	5,335	—
Arena operating	—	—	—	—	6,938
Cost of land sales	516	23,408	193	401	—
Subsidized Senior Housing operating	—	11,810	—	15,923	—
Military Housing operating	—	—	—	455	—
Corporate general and administrative	—	—	—	—	—
Organizational transformation and termination benefits	—	—	—	—	—
	19,021	110,764	14,065	85,311	6,938
Depreciation and amortization	13,549	45,387	9,790	43,349	35
Write-offs of abandoned development projects and demolition costs	—	747	—	—	—
Impairment of real estate	—	—	—	—	—
Total expenses	32,570	156,898	23,855	128,660	6,973
Operating income	7,793	63,984	8,616	68,702	1,163
Interest and other income	972	1,976	769	755	—
Net gain on disposition of interest in unconsolidated entities	—	52,297	—	12,613	—
Interest expense	(7,534)	(47,346)	(5,038)	(49,845)	(1,738)
Amortization of mortgage procurement costs	(628)	(1,640)	(459)	(1,794)	(21)
Loss on extinguishment of debt	—	(1,625)	—	(849)	—
Earnings (loss) before income taxes and earnings (loss) from unconsolidated entities	603	67,646	3,888	29,582	(596)
Equity in earnings	190	(15,349)	178	(16,969)	(1,400)
Net gain on disposition of interest in unconsolidated entities	657	(52,297)	—	(12,613)	—
	847	(67,646)	178	(29,582)	(1,400)
Earnings (loss) before income taxes	1,450	—	4,066	—	(1,996)
Income tax expense (benefit) of taxable REIT subsidiaries
Current	—	—	—	—	(431)
Deferred	—	—	—	—	(393)
	—	—	—	—	(824)
Earnings (loss) before gain on disposal of real estate	1,450	—	4,066	—	(1,172)
Net gain (loss) on disposition of interest in development project, net of tax	—	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	—	—	(185)	—	64,553
Earnings (loss) from continuing operations	1,450	—	3,881	—	63,381
Discontinued operations, net of tax
Operating loss from rental properties	—	—	(776)	—	350
Gain on disposition of disposal group	—	—	—	—	(64,553)
Equity in earnings (loss)	—	—	—	—	822
	—	—	(776)	—	(63,381)
Net earnings (loss)	1,450	—	3,105	—	—
Noncontrolling interests, gross of tax
Earnings from continuing operations attributable to noncontrolling interests	(1,450)	—	(3,881)	—	—
Loss from discontinued operations attributable to noncontrolling interests	—	—	776	—	—
	(1,450)	—	(3,105)	—	—
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Appendix

Interest Expense Information

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$4	$—	$(5)	$12
Interest incurred	4,510	26,467	3,131	27,917
Interest capitalized	(544)	(2,541)	(77)	(2,425)
Net interest expense	$3,970	$23,926	$3,049	$25,504

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share of Discontinued Operations
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$13	$—	$2	$16	$—
Interest incurred	8,689	52,747	5,631	54,560	1,738
Interest capitalized	(1,168)	(5,401)	(595)	(4,731)	—
Net interest expense	$7,534	$47,346	$5,038	$49,845	$1,738

Capital Expenditures Information

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Operating properties:
Office Segment	$337	$535	$78	$375
Apartment Segment	824	7,995	463	5,771
Retail Segment	—	6,749	—	4,695
Total operating properties	1,161	15,279	541	10,841
Corporate Segment	—	—	—	—
Tenant improvements:
Office Segment	218	733	189	3,195
Retail Segment	—	6,702	—	5,304
Total capital expenditures	$1,379	$22,714	$730	$19,340

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands)

	Three Months Ended June 30, 2017
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$86,119	$66,282	$6,511	$158,912	$7,052	$—	$165,964
Tenant recoveries	23,689	518	3,493	27,700	432	—	28,132
Service and management fees	444	2,076	4,806	7,326	4,037	—	11,363
Other revenues (includes Subsidized Senior Housing)	7,131	3,438	234	10,803	20,180	—	30,983
	117,383	72,314	15,044	204,741	31,701	—	236,442
Expenses
Property operating and management	(29,631)	(25,257)	(8,967)	(63,855)	(14,303)	—	(78,158)
Real estate taxes	(11,934)	(6,450)	(1,519)	(19,903)	(1,454)	—	(21,357)
Ground rent	(3,173)	(483)	(110)	(3,766)	—	—	(3,766)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(7,694)	(20,881)	(28,575)
	(44,738)	(32,190)	(10,596)	(87,524)	(23,451)	(20,881)	(131,856)
Less organizational transformation and termination benefits	—	—	—	—	—	6,863	6,863
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(1,596)	—	(1,596)
Interest and other income	—	—	—	—	—	9,896	9,896
Adjusted EBITDA attributable to Fully Consolidated Entities	$72,645	$40,124	$4,448	$117,217	$6,654	$(4,122)	$119,749
Exclude:
Land sales	—	—	—	—	(17,762)	—	(17,762)
Other land development revenues	—	—	—	—	(1,862)	—	(1,862)
Cost of land sales	—	—	—	—	7,694	—	7,694
Other land development expenses	—	—	—	—	2,034	—	2,034
Corporate general and administrative expenses	—	—	—	—	—	14,018	14,018
Write-offs of abandoned development projects and demolition costs	—	—	—	—	1,596	—	1,596
Interest and other income	—	—	—	—	—	(9,896)	(9,896)
Subtotal NOI exclusions	$—	$—	$—	$—	$(8,300)	$4,122	$(4,178)
Net Operating Income attributable to Fully Consolidated Entities	$72,645	$40,124	$4,448	$117,217	$(1,646)	$—	$115,571
NOI exclusions per above							4,178
Depreciation and Amortization							(65,747)
Interest Expense							(28,901)
Amortization of mortgage procurement costs							(1,507)
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							(6,863)
Earnings (loss) from unconsolidated entities							41,514
Earnings (loss) before income taxes							$58,245
Margin % (based on Adjusted EBITDA)	61.9%	55.5%	29.6%	57.3%	21.0%	0.0%	50.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Three Months Ended June 30, 2017
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,307	$9,087	$—	$12,394	$4,251	$—	$16,645
Tenant recoveries	2,052	52	—	2,104	15	—	2,119
Service and management fees	1	(3)	—	(2)	88	—	86
Other revenues (includes Subsidized Senior Housing)	145	226	—	371	1,653	—	2,024
	5,505	9,362	—	14,867	6,007	—	20,874
Expenses
Property operating and management	(1,908)	(2,527)	—	(4,435)	(2,013)	—	(6,448)
Real estate taxes	(747)	(933)	—	(1,680)	(853)	—	(2,533)
Ground rent	(80)	29	—	(51)	—	—	(51)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(357)	—	(357)
	(2,735)	(3,431)	—	(6,166)	(3,223)	—	(9,389)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	448	448
Adjusted EBITDA attributable to Noncontrolling Interest	$2,770	$5,931	$—	$8,701	$2,784	$448	$11,933
Exclude:
Land sales	—	—	—	—	(1,377)	—	(1,377)
Other land development revenues	—	—	—	—	(186)	—	(186)
Cost of land sales	—	—	—	—	357	—	357
Other land development expenses	—	—	—	—	204	—	204
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(448)	(448)
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,002)	$(448)	$(1,450)
Net Operating Income attributable to Noncontrolling Interest	$2,770	$5,931	$—	$8,701	$1,782	$—	$10,483
NOI exclusions per above							1,450
Depreciation and Amortization							(6,853)
Interest Expense							(3,970)
Amortization of mortgage procurement costs							(341)
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							787
Earnings (loss) before income taxes							$1,556
Margin % (based on Adjusted EBITDA)	50.3%	63.4%	0.0%	58.5%	46.3%	0.0%	57.2%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Three Months Ended June 30, 2017
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,849	$19,662	$37,233	$63,744	$426	$—	$64,170
Tenant recoveries	1,222	105	16,108	17,435	209	—	17,644
Service and management fees	465	1,030	927	2,422	(64)	—	2,358
Other revenues (includes Subsidized Senior Housing)	482	8,425	2,804	11,711	21,737	—	33,448
	9,018	29,222	57,072	95,312	22,308	—	117,620
Expenses
Property operating and management	(2,102)	(7,214)	(14,882)	(24,198)	(3,394)	—	(27,592)
Real estate taxes	(844)	(1,742)	(6,210)	(8,796)	(74)	—	(8,870)
Ground rent	(593)	(254)	(1,230)	(2,077)	3	—	(2,074)
Other expenses (includes Subsidized Senior Housing)	—	(3,802)	—	(3,802)	(21,340)	—	(25,142)
	(3,539)	(13,012)	(22,322)	(38,873)	(24,805)	—	(63,678)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(396)	—	(396)
Interest and other income	—	—	—	—	—	451	451
Adjusted EBITDA attributable to Unconsolidated Entities	$5,479	$16,210	$34,750	$56,439	$(2,893)	$451	$53,997
Exclude:
Land sales	—	—	—	—	(21,716)	—	(21,716)
Other land development revenues	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	21,340	—	21,340
Other land development expenses	—	—	—	—	63	—	63
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	396	—	396
Interest and other income	—	—	—	—	—	(451)	(451)
Subtotal NOI exclusions	$—	$—	$—	$—	$83	$(451)	$(368)
Net Operating Income attributable to Unconsolidated Entities	$5,479	$16,210	$34,750	$56,439	$(2,810)	$—	$53,629
NOI exclusions per above							368
Depreciation and Amortization							(23,195)
Interest Expense							(23,926)
Amortization of mortgage procurement costs							(743)
Net loss on extinguishment of debt							(2)
Net gain on disposition of interest in unconsolidated entities							34,596
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							(40,727)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	60.8%	55.5%	60.9%	59.2%	(13.0)%	0.0%	45.9%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

Three Months Ended June 30, 2017
Company Share of Discontinued Operations	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
(in thousands)
Revenues
Rental	$—	$—	$—	$—	$—	$—	$—
Tenant recoveries	—	—	—	—	—	—	—
Service and management fees	—	—	—	—	—	—	—
Other revenues (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses
Property operating and management	—	—	—	—	—	—	—
Real estate taxes	—	—	—	—	—	—	—
Ground rent	—	—	—	—	—	—	—
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
Exclude:
Land sales	—	—	—	—	—	—	—
Other land development revenues	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—
Other land development expenses	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
NOI exclusions per above							—
Depreciation and Amortization							—
Interest Expense							—
Amortization of mortgage procurement costs							—
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Earnings (loss) from unconsolidated entities							—
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$85,512	$65,473	$9,743	$160,728	$1,818	$—	$162,546
Tenant recoveries	25,053	310	3,264	28,627	17	—	28,644
Service and management fees	3,831	4,422	1,725	9,978	2,533	—	12,511
Other revenues (includes Subsidized Senior Housing)	6,169	3,668	1,203	11,040	11,222	—	22,262
	120,565	73,873	15,935	210,373	15,590	—	225,963
Expenses
Property operating and management	(32,592)	(25,613)	(7,158)	(65,363)	(16,072)	—	(81,435)
Real estate taxes	(13,026)	(6,163)	(1,752)	(20,941)	(659)	—	(21,600)
Ground rent	(2,833)	(507)	(107)	(3,447)	—	—	(3,447)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(1,702)	(22,431)	(24,133)
	(48,451)	(32,283)	(9,017)	(89,751)	(18,433)	(22,431)	(130,615)
Less organizational transformation and termination benefits	—	—	—	—	—	5,681	5,681
Interest and other income	—	—	—	—	—	11,031	11,031
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$72,114	$41,590	$6,918	$120,622	$(2,843)	$(5,719)	$112,060
Exclude:
Land sales	—	—	—	—	(8,221)	—	(8,221)
Other land development revenues	—	—	—	—	(2,228)	—	(2,228)
Cost of land sales	—	—	—	—	1,702	—	1,702
Other land development expenses	—	—	—	—	2,397	—	2,397
Corporate general and administrative expenses	—	—	—	—	—	16,750	16,750
Interest and other income	—	—	—	—	—	(11,031)	(11,031)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(6,350)	$5,719	$(631)
Net Operating Income attributable to Fully Consolidated Entities	$72,114	$41,590	$6,918	$120,622	$(9,193)	$—	$111,429
NOI exclusions per above							631
Depreciation and Amortization							(62,418)
Interest Expense							(32,435)
Amortization of mortgage procurement costs							(1,416)
Impairment of real estate							(2,100)
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							(5,681)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA							—
Earnings (loss) from unconsolidated entities							21,164
Earnings (loss) before income taxes							$29,174
Margin % (based on Adjusted EBITDA)	59.8%	56.3%	43.4%	57.3%	(18.2)%	0.0%	49.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,210	$8,994	$—	$12,204	$1,208	$—	$13,412
Tenant recoveries	1,599	31	—	1,630	2	—	1,632
Service and management fees	1	(9)	—	(8)	51	—	43
Other revenues (includes Subsidized Senior Housing)	161	486	—	647	1,092	—	1,739
	4,971	9,502	—	14,473	2,353	—	16,826
Expenses
Property operating and management	(1,686)	(1,661)	—	(3,347)	(1,158)	—	(4,505)
Real estate taxes	(669)	(948)	—	(1,617)	(359)	—	(1,976)
Ground rent	(79)	(54)	—	(133)	—	—	(133)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(161)	—	(161)
	(2,434)	(2,663)	—	(5,097)	(1,678)	—	(6,775)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	392	392
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$2,537	$6,839	$—	$9,376	$675	$392	$10,443
Exclude:
Land sales	—	—	—	—	(822)	—	(822)
Other land development revenues	—	—	—	—	(222)	—	(222)
Cost of land sales	—	—	—	—	161	—	161
Other land development expenses	—	—	—	—	266	—	266
Corporate general and administrative expenses	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(392)	(392)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(617)	$(392)	$(1,009)
Net Operating Income attributable to Noncontrolling Interest	$2,537	$6,839	$—	$9,376	$58	$—	$9,434
NOI exclusions per above							1,009
Depreciation and Amortization							(5,463)
Interest Expense							(3,049)
Amortization of mortgage procurement costs							(267)
Impairment of real estate							—
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA							—
Earnings (loss) from unconsolidated entities							96
Earnings (loss) before income taxes							$1,760
Margin % (based on Adjusted EBITDA)	51.0%	72.0%	0.0%	64.8%	28.7%	0.0%	62.1%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Three Months Ended June 30, 2016
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$4,011	$19,622	$36,045	$59,678	$2,714	$—	$62,392
Tenant recoveries	685	96	15,460	16,241	685	—	16,926
Service and management fees	515	1,075	719	2,309	20	—	2,329
Other revenues (includes Subsidized Senior Housing)	447	13,535	3,406	17,388	885	—	18,273
	5,658	34,328	55,630	95,616	4,304	—	99,920
Expenses
Property operating and management	(1,833)	(7,107)	(13,641)	(22,581)	(1,483)	—	(24,064)
Real estate taxes	(589)	(1,605)	(5,613)	(7,807)	(327)	—	(8,134)
Ground rent	(231)	(255)	(1,861)	(2,347)	(330)	—	(2,677)
Other expenses (includes Subsidized Senior Housing)	—	(8,202)	—	(8,202)	(401)	—	(8,603)
	(2,653)	(17,169)	(21,115)	(40,937)	(2,541)	—	(43,478)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	390	390
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	(75)	—	(75)	1,520	—	1,445
Adjusted EBITDA attributable to Unconsolidated Entities	$3,005	$17,084	$34,515	$54,604	$3,283	$390	$58,277
Exclude:
Land sales	—	—	—	—	(651)	—	(651)
Other land development revenues	—	—	—	—	(15)	—	(15)
Cost of land sales	—	—	—	—	401	—	401
Other land development expenses	—	—	—	—	76	—	76
Corporate general and administrative expenses	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(390)	(390)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	75	—	75	(1,520)	—	(1,445)
Subtotal NOI exclusions	$—	$75	$—	$75	$(1,709)	$(390)	$(2,024)
Net Operating Income attributable to Unconsolidated Entities	$3,005	$17,159	$34,515	$54,679	$1,574	$—	$56,253
NOI exclusions per above							2,024
Depreciation and Amortization							(22,587)
Interest Expense							(25,504)
Amortization of mortgage procurement costs							(882)
Impairment of real estate							—
Net loss on extinguishment of debt							(849)
Net gain on disposition of interest in unconsolidated entities							12,613
Organizational transformation and termination benefits							—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA							(1,445)
Earnings (loss) from unconsolidated entities							(19,623)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	53.1%	49.8%	62.0%	57.1%	76.3%	0.0%	58.3%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

Three Months Ended June 30, 2016
Company Share of Discontinued Operations	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
(in thousands)
Revenues
Rental	$—	$—	$—	$—	$—	$—	$—
Tenant recoveries	—	—	—	—	—	—	—
Service and management fees	—	—	—	—	—	—	—
Other revenues (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses
Property operating and management	—	—	—	—	—	—	—
Real estate taxes	—	—	—	—	—	—	—
Ground rent	—	—	—	—	—	—	—
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
Exclude:
Land sales	—	—	—	—	—	—	—
Other land development revenues	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—
Other land development expenses	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
NOI exclusions per above							—
Depreciation and Amortization							—
Interest Expense							—
Amortization of mortgage procurement costs							—
Impairment of real estate							—
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA							—
Earnings (loss) from unconsolidated entities							—
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2017
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$170,893	$131,070	$13,418	$315,381	$13,032	$—	$328,413
Tenant recoveries	45,544	1,034	6,663	53,241	823	—	54,064
Service and management fees	1,367	5,176	9,137	15,680	5,810	—	21,490
Other revenues (includes Subsidized Senior Housing)	13,118	7,132	576	20,826	27,655	—	48,481
	230,922	144,412	29,794	405,128	47,320	—	452,448
Expenses
Property operating and management	(56,790)	(52,106)	(18,176)	(127,072)	(29,879)	—	(156,951)
Real estate taxes	(24,333)	(12,955)	(2,944)	(40,232)	(2,325)	—	(42,557)
Ground rent	(6,391)	(1,033)	(230)	(7,654)	—	—	(7,654)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(9,695)	(40,989)	(50,684)
	(87,514)	(66,094)	(21,350)	(174,958)	(41,899)	(40,989)	(257,846)
Less organizational transformation and termination benefits	—	—	—	—	—	11,388	11,388
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(1,596)	—	(1,596)
Interest and other income	—	—	—	—	—	20,168	20,168
Loss on disposition of interest in development project	—	—	—	—	(113)	—	(113)
Adjusted EBITDA attributable to Fully Consolidated Entities	$143,408	$78,318	$8,444	$230,170	$3,712	$(9,433)	$224,449
Exclude:
Land sales	—	—	—	—	(23,522)	—	(23,522)
Other land development revenues	—	—	—	—	(2,967)	—	(2,967)
Cost of land sales	—	—	—	—	9,695	—	9,695
Other land development expenses	—	—	—	—	4,598	—	4,598
Corporate general and administrative expenses	—	—	—	—	—	29,601	29,601
Write-offs of abandoned development projects and demolition costs	—	—	—	—	1,596	—	1,596
Interest and other income	—	—	—	—	—	(20,168)	(20,168)
Loss on disposition of interest in development project	—	—	—	—	113	—	113
Subtotal NOI exclusions	$—	$—	$—	$—	$(10,487)	$9,433	$(1,054)
Net Operating Income attributable to Fully Consolidated Entities	$143,408	$78,318	$8,444	$230,170	$(6,775)	$—	$223,395
NOI exclusions per above							1,054
Depreciation and Amortization							(129,302)
Interest Expense							(56,876)
Amortization of mortgage procurement costs							(2,729)
Net loss on extinguishment of debt							(2,843)
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							(11,388)
Loss on disposition of interest in development project							113
Earnings (loss) from unconsolidated entities							68,493
Earnings (loss) before income taxes							$89,917
Margin % (based on Adjusted EBITDA)	62.1%	54.2%	28.3%	56.8%	7.8%	0.0%	49.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2017
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,651	$18,168	$—	$24,819	$7,990	$—	$32,809
Tenant recoveries	3,718	127	—	3,845	20	—	3,865
Service and management fees	2	(3)	—	(1)	128	—	127
Other revenues (includes Subsidized Senior Housing)	298	676	—	974	2,588	—	3,562
	10,669	18,968	—	29,637	10,726	—	40,363
Expenses
Property operating and management	(3,565)	(5,514)	—	(9,079)	(4,645)	—	(13,724)
Real estate taxes	(1,492)	(1,880)	—	(3,372)	(1,306)	—	(4,678)
Ground rent	(160)	57	—	(103)	—	—	(103)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(516)	—	(516)
	(5,217)	(7,337)	—	(12,554)	(6,467)	—	(19,021)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	972	972
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$5,452	$11,631	$—	$17,083	$4,259	$972	$22,314
Exclude:
Land sales	—	—	—	—	(1,907)	—	(1,907)
Other land development revenues	—	—	—	—	(294)	—	(294)
Cost of land sales	—	—	—	—	516	—	516
Other land development expenses	—	—	—	—	497	—	497
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(972)	(972)
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(1,188)	$(972)	$(2,160)
Net Operating Income attributable to Noncontrolling Interest	$5,452	$11,631	$—	$17,083	$3,071	$—	$20,154
NOI exclusions per above							2,160
Depreciation and Amortization							(13,549)
Interest Expense							(7,534)
Amortization of mortgage procurement costs							(628)
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Loss on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							847
Earnings (loss) before income taxes							$1,450
Margin % (based on Adjusted EBITDA)	51.1%	61.3%	0.0%	57.6%	39.7%	0.0%	55.3%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2017
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$13,419	$39,081	$74,333	$126,833	$736	$—	$127,569
Tenant recoveries	2,478	209	32,249	34,936	399	—	35,335
Service and management fees	881	2,339	2,085	5,305	(415)	—	4,890
Other revenues (includes Subsidized Senior Housing)	918	21,448	5,700	28,066	25,022	—	53,088
	17,696	63,077	114,367	195,140	25,742	—	220,882
Expenses
Property operating and management	(3,983)	(14,588)	(29,143)	(47,714)	(5,326)	—	(53,040)
Real estate taxes	(1,731)	(3,496)	(12,280)	(17,507)	(140)	—	(17,647)
Ground rent	(1,184)	(510)	(3,165)	(4,859)	—	—	(4,859)
Other expenses (includes Subsidized Senior Housing)	—	(11,810)	—	(11,810)	(23,408)	—	(35,218)
	(6,898)	(30,404)	(44,588)	(81,890)	(28,874)	—	(110,764)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(747)	—	(747)
Interest and other income	—	—	—	—	—	1,976	1,976
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Unconsolidated Entities	$10,798	$32,673	$69,779	$113,250	$(3,879)	$1,976	$111,347
Exclude:
Land sales	—	—	—	—	(24,568)	—	(24,568)
Other land development revenues	—	—	—	—	(392)	—	(392)
Cost of land sales	—	—	—	—	23,408	—	23,408
Other land development expenses	—	—	—	—	163	—	163
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	747	—	747
Interest and other income	—	—	—	—	—	(1,976)	(1,976)
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(642)	$(1,976)	$(2,618)
Net Operating Income attributable to Unconsolidated Entities	$10,798	$32,673	$69,779	$113,250	$(4,521)	$—	$108,729
NOI exclusions per above							2,618
Depreciation and Amortization							(45,387)
Interest Expense							(47,346)
Amortization of mortgage procurement costs							(1,640)
Net loss on extinguishment of debt							(1,625)
Net gain on disposition of interest in unconsolidated entities							52,297
Organizational transformation and termination benefits							—
Loss on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							(67,646)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	61.0%	51.8%	61.0%	58.0%	(15.1)%	0.0%	50.4%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

Six Months Ended June 30, 2017
Company Share of Discontinued Operations	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
(in thousands)
Revenues
Rental	$—	$—	$—	$—	$—	$—	$—
Tenant recoveries	—	—	—	—	—	—	—
Service and management fees	—	—	—	—	—	—	—
Other revenues (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses
Property operating and management	—	—	—	—	—	—	—
Real estate taxes	—	—	—	—	—	—	—
Ground rent	—	—	—	—	—	—	—
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
Exclude:
Land sales	—	—	—	—	—	—	—
Other land development revenues	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—
Other land development expenses	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$—
NOI exclusions per above							—
Depreciation and Amortization							—
Interest Expense							—
Amortization of mortgage procurement costs							—
Net loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Loss on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							—
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2016
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues
Rental	$170,389	$130,016	$21,302	$321,707	$4,022	$—	$—	$325,729
Tenant recoveries	49,620	619	9,333	59,572	662	—	—	60,234
Service and management fees	3,777	6,856	6,222	16,855	4,338	—	—	21,193
Other revenues (includes Subsidized Senior Housing)	12,387	7,550	4,269	24,206	17,346	—	3,518	45,070
	236,173	145,041	41,126	422,340	26,368	—	3,518	452,226
Expenses
Property operating and management	(62,450)	(54,510)	(20,769)	(137,729)	(33,626)	—	—	(171,355)
Real estate taxes	(26,145)	(13,368)	(5,002)	(44,515)	(1,551)	—	—	(46,066)
Ground rent	(5,754)	(1,034)	(294)	(7,082)	(4)	—	—	(7,086)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(2,042)	(48,263)	(2,730)	(53,035)
	(94,349)	(68,912)	(26,065)	(189,326)	(37,223)	(48,263)	(2,730)	(277,542)
Less organizational transformation and termination benefits	—	—	—	—	—	14,401	—	14,401
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	20,685	—	20,685
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$141,824	$76,129	$15,061	$233,014	$(10,855)	$(13,177)	$788	$209,770
Exclude:
Land sales	—	—	—	—	(12,154)	—	—	(12,154)
Other land development revenues	—	—	—	—	(4,144)	—	—	(4,144)
Cost of land sales	—	—	—	—	2,042	—	—	2,042
Other land development expenses	—	—	—	—	4,745	—	—	4,745
Corporate general and administrative expenses	—	—	—	—	—	33,862	—	33,862
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(20,685)	—	(20,685)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(9,511)	$13,177	$—	$3,666
Net Operating Income attributable to Fully Consolidated Entities	$141,824	$76,129	$15,061	$233,014	$(20,366)	$—	$788	$213,436
NOI exclusions per above								(3,666)
Depreciation and Amortization								(125,629)
Interest Expense								(67,070)
Amortization of mortgage procurement costs								(3,081)
Impairment of real estate								(14,564)
Net loss on extinguishment of debt								(29,084)
Net gain on disposition of interest in unconsolidated entities								—
Organizational transformation and termination benefits								(14,401)
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								31,700
Earnings (loss) before income taxes								$(12,359)
Margin % (based on Adjusted EBITDA)	60.1%	52.5%	36.6%	55.2%	(41.2)%	0.0%	22.4%	46.4%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2016
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues
Rental	$6,378	$17,907	$—	$24,285	$1,915	$—	$—	$26,200
Tenant recoveries	3,164	63	—	3,227	2	—	—	3,229
Service and management fees	1	(9)	—	(8)	89	—	—	81
Other revenues (includes Subsidized Senior Housing)	290	1,069	—	1,359	1,602	—	—	2,961
	9,833	19,030	—	28,863	3,608	—	—	32,471
Expenses
Property operating and management	(3,172)	(4,249)	—	(7,421)	(2,248)	—	—	(9,669)
Real estate taxes	(1,338)	(1,983)	—	(3,321)	(615)	—	—	(3,936)
Ground rent	(160)	(107)	—	(267)	—	—	—	(267)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(193)	—	—	(193)
	(4,670)	(6,339)	—	(11,009)	(3,056)	—	—	(14,065)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	769	—	769
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Noncontrolling Interest	$5,163	$12,691	$—	$17,854	$552	$769	$—	$19,175
Exclude:
Land sales	—	—	—	—	(1,213)	—	—	(1,213)
Other land development revenues	—	—	—	—	(411)	—	—	(411)
Cost of land sales	—	—	—	—	193	—	—	193
Other land development expenses	—	—	—	—	547	—	—	547
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(769)	—	(769)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(884)	$(769)	$—	$(1,653)
Net Operating Income attributable to Noncontrolling Interest	$5,163	$12,691	$—	$17,854	$(332)	$—	$—	$17,522
NOI exclusions per above								1,653
Depreciation and Amortization								(9,790)
Interest Expense								(5,038)
Amortization of mortgage procurement costs								(459)
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Organizational transformation and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								178
Earnings (loss) before income taxes								$4,066
Margin % (based on Adjusted EBITDA)	52.5%	66.7%	0.0%	61.9%	15.3%	0.0%	0.0%	59.1%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

	Six Months Ended June 30, 2016
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Other	Total
	(in thousands)
Revenues
Rental	$7,945	$39,043	$72,930	$119,918	$3,502	$—	$—	$123,420
Tenant recoveries	1,515	200	30,456	32,171	767	—	—	32,938
Service and management fees	612	2,002	1,293	3,907	25	—	—	3,932
Other revenues (includes Subsidized Senior Housing)	(141)	27,381	7,167	34,407	1,694	—	971	37,072
	9,931	68,626	111,846	190,403	5,988	—	971	197,362
Expenses
Property operating and management	(2,954)	(14,837)	(27,134)	(44,925)	(2,363)	—	—	(47,288)
Real estate taxes	(1,179)	(3,222)	(10,960)	(15,361)	(548)	—	—	(15,909)
Ground rent	(459)	(511)	(3,925)	(4,895)	(440)	—	—	(5,335)
Other expenses (includes Subsidized Senior Housing)	—	(15,923)	—	(15,923)	(401)	—	(455)	(16,779)
	(4,592)	(34,493)	(42,019)	(81,104)	(3,752)	—	(455)	(85,311)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	755	—	755
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	(109)	—	(109)	2,067	—	(18)	1,940
Adjusted EBITDA attributable to Unconsolidated Entities	$5,339	$34,024	$69,827	$109,190	$4,303	$755	$498	$114,746
Exclude:
Land sales	—	—	—	—	(1,317)	—	—	(1,317)
Other land development revenues	—	—	—	—	(61)	—	—	(61)
Cost of land sales	—	—	—	—	401	—	—	401
Other land development expenses	—	—	—	—	424	—	—	424
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(755)	—	(755)
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	109	—	109	(2,067)	—	18	(1,940)
Subtotal NOI exclusions	$—	$109	$—	$109	$(2,620)	$(755)	$18	$(3,248)
Net Operating Income attributable to Unconsolidated Entities	$5,339	$34,133	$69,827	$109,299	$1,683	$—	$516	$111,498
NOI exclusions per above								3,248
Depreciation and Amortization								(43,349)
Interest Expense								(49,845)
Amortization of mortgage procurement costs								(1,794)
Impairment of real estate								—
Net loss on extinguishment of debt								(849)
Net gain on disposition of interest in unconsolidated entities								12,613
Organizational transformation and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								(1,940)
Earnings (loss) from unconsolidated entities								(29,582)
Earnings (loss) before income taxes								$—
Margin % (based on Adjusted EBITDA)	53.8%	49.6%	62.4%	57.3%	71.9%	0.0%	51.3%	58.1%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three and Six Months Ended June 30, 2017 and 2016 (in thousands) (continued)

Six Months Ended June 30, 2016
Company Share of Discontinued Operations	Office	Apartments	Retail	Total Operations	Development	Corporate	Other	Total
(in thousands)
Revenues
Rental	$—	$—	$—	$—	$—	$—	$—	$—
Tenant recoveries	—	—	—	—	—	—	—	—
Service and management fees	—	—	—	—	—	—	—	—
Other revenues (includes Subsidized Senior Housing)	—	—	—	—	—	—	8,136	8,136
	—	—	—	—	—	—	8,136	8,136
Expenses
Property operating and management	—	—	—	—	—	—	—	—
Real estate taxes	—	—	—	—	—	—	—	—
Ground rent	—	—	—	—	—	—	—	—
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	—	—	(6,938)	(6,938)
	—	—	—	—	—	—	(6,938)	(6,938)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$1,198	$1,198
Exclude:
Land sales	—	—	—	—	—	—	—	—
Other land development revenues	—	—	—	—	—	—	—	—
Cost of land sales	—	—	—	—	—	—	—	—
Other land development expenses	—	—	—	—	—	—	—	—
Corporate general and administrative expenses	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Earnings (loss) from unconsolidated entities in Adjusted EBITDA	—	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$—	$—	$—	$—
Net Operating Income attributable to Discontinued Operations	$—	$—	$—	$—	$—	$—	$1,198	$1,198
NOI exclusions per above								—
Depreciation and Amortization								(35)
Interest Expense								(1,738)
Amortization of mortgage procurement costs								(21)
Impairment of real estate								—
Net loss on extinguishment of debt								—
Net gain on disposition of interest in unconsolidated entities								—
Organizational transformation and termination benefits								—
(Earnings) loss from unconsolidated entities in Adjusted EBITDA								—
Earnings (loss) from unconsolidated entities								(1,400)
Earnings (loss) before income taxes								$(1,996)
Margin % (based on Adjusted EBITDA)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	14.7%	14.7%